                                               Filed pursuant to Rule 424(B)(2)
                                                      SEC File No. 333-59183-01
PROSPECTUS SUPPLEMENT
(To Prospectus Dated July 24, 1998)

                                 $200,000,000
                           Dillard's Capital Trust I
                           7.50% CAPITAL SECURITIES
                 (Liquidation Amount $25 Per Capital Security) fully and unconditionally guaranteed, to the extent described herein, by
                                Dillard's, Inc.

                               ----------------
  The 7.50% Capital Securities (the "Capital Securities") offered hereby will represent undivided beneficial ownership interests in the assets of Dillard's Capital Trust I, a statutory business trust created under the laws of the
State of Delaware (the "Issuer Trust"). Dillard's, Inc. (the "Company") will initially be the owner, directly or indirectly, of all the beneficial interests represented by common securities of the Issuer Trust (the "Common Securities" and, together with the Capital Securities, the "Trust
Securities"). The Issuer Trust exists for the sole purpose of issuing the
Trust Securities and investing the proceeds thereof in 7.50% Subordinated Deferrable Interest Debentures (the "Subordinated Debentures," and together with the Trust Securities, the "Securities") to be issued by the Company. The Subordinated Debentures will mature on August 1, 2038 (such date, as it may be advanced under certain circumstances, as hereinafter described, the "Stated Maturity"), which may be advanced to a date not earlier than August 1, 2013.
                                                       (Continued on next page)
                               ----------------
    SEE "RISK FACTORS" BEGINNING  ON PAGE S-6 FOR  A DISCUSSION OF  CERTAIN
        FACTORS THAT SHOULD BE  CONSIDERED BY PROSPECTIVE INVESTORS  IN
            EVALUATING AN INVESTMENT IN THE CAPITAL SECURITIES.
                               ----------------
   APPLICATION HAS BEEN MADE TO LIST THE CAPITAL SECURITIES ON THE NEW YORK
      STOCK  EXCHANGE,  INC.  (THE   "NYSE").  TRADING  OF  THE  CAPITAL
         SECURITIES ON THE NYSE IS  EXPECTED TO COMMENCE WITHIN A 30-
            DAY PERIOD  AFTER THE INITIAL DELIVERY OF  THE CAPITAL
                SECURITIES.
                               ----------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE SECURITIES  COMMISSION  NOR  HAS  THE
   SECURITIES AND  EXCHANGE COMMISSION  OR ANY STATE  SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR  ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR
     THE  PROSPECTUS TO  WHICH  IT  RELATES.  ANY  REPRESENTATION TO  THE
      CONTRARY IS A CRIMINAL OFFENSE.
                               ----------------

                                                UNDERWRITING         PROCEEDS TO
                              PRICE TO         COMMISSIONS AND       THE ISSUER
                              PUBLIC(1)          DISCOUNTS(2)        TRUST(3)(4)
                              ---------        ---------------       -----------
Per Capital Security...          $25                 (3)                 $25
Total .................     $200,000,000             (3)            $200,000,000

--------
  (1) Plus accumulated Distributions, if any, from August 12, 1998.
  (2) The Company and the Issuer Trust have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting" in this Prospectus Supplement.
  (3) In view of the fact that the proceeds of the sale of the Capital Securities will be used to purchase the Subordinated Debentures, the Company has agreed to pay to the Underwriters, as compensation for their arranging the investment therein of such proceeds, $.7875 per Capital Security (or $6,300,000 in the aggregate). See "Underwriting" in this Prospectus Supplement.
  (4) Before deducting estimated expenses of $100,000 payable by the Company.

                               ----------------
  The Capital Securities are offered subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to approval of certain legal matters by Simpson Thacher & Bartlett, counsel for the Underwriters, and to certain other conditions. It is expected that delivery of the Capital Securities will be made in book-entry form through the book-entry facilities of DTC on or about August 12, 1998, against payment therefor in immediately available funds.
                               ----------------
MORGAN STANLEY DEAN WITTER
    MERRILL LYNCH & CO.
                NATIONSBANC MONTGOMERY SECURITIES LLC
                          PAINEWEBBER INCORPORATED
                                   PRUDENTIAL SECURITIES INCORPORATED
                                             SALOMON SMITH BARNEY
                                                                  STEPHENS INC.
August 5, 1998

(Continued from the previous page)

  The Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus.

  The Capital Securities will be represented by one or more global Securities in fully registered form, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company (the "Depository" or "DTC"). Beneficial interests in such global Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Except as described under "Description of Capital Securities" in this Prospectus Supplement, Capital Securities in definitive form will not be issued and owners of beneficial interests in the global Securities will not be considered holders of the Capital Securities.

  Holders of the Capital Securities will be entitled to receive cumulative cash distributions accumulating from and including August 12, 1998 and payable quarterly in arrears on February 1, May 1, August 1 and November 1 each year (each, an "Interest Payment Date"), commencing November 1, 1998, at the annual rate of 7.50% of the liquidation amount of $25 per Capital Security ("Distributions"). The Company will have the right to defer payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity or end on a day other than an Interest Payment Date. No interest shall be due and payable during any Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the requirements described herein. If interest payments on the Subordinated Debentures are so deferred, Distributions will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or with respect to debt securities of the Company that rank pari passu in all respects with or junior to the Subordinated Debentures. During an Extension Period, interest on the Subordinated Debentures will continue to accrue (and the amount of Distributions will accumulate) at the rate of % per annum, compounded quarterly, and holders of Capital Securities will be required to accrue such amounts as interest income for United States federal income tax purposes. See "Description of Subordinated Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount," each in this Prospectus Supplement.

  The Company will, through the Guarantee, the Trust Agreement, the Subordinated Debentures and the Subordinated Debt Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Capital Securities as described below. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee" in this Prospectus Supplement. The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Capital Securities, but in each case only to the extent of funds held by the Issuer Trust, as described herein and in the accompanying Prospectus (the "Guarantee"). See "Description of Guarantee" herein and "Description of Guarantees" in the accompanying Prospectus. If the Company does not make payments on the Subordinated Debentures held by the Issuer Trust, the Issuer Trust will have insufficient funds to pay Distributions on and other amounts payable under the Capital Securities. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Company to enforce payment of such Distributions to such holder. See "Description of Subordinated Debentures--Enforcement of Certain Rights by Holders of Capital Securities" in this Prospectus Supplement. The Guarantee does not cover payment of Distributions when the Issuer Trust does not have sufficient funds to pay such Distributions. The obligations of the Company under the Guarantee and the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Subordinated Debt Indenture) of the Company. As of May 2, 1998, there was approximately $1.6 billion of outstanding Senior Indebtedness (as so defined) of the Company and its consolidated subsidiaries. See "Description of Debt Securities--Subordinated Debt" in the accompanying Prospectus.

  The Capital Securities will be subject to mandatory redemption in whole, but not in part, upon repayment of the Subordinated Debentures at Stated Maturity or their earlier redemption. The Subordinated Debentures are redeemable prior to the Stated Maturity at the option of the Company (i) on or after August 12, 2003, in whole at any time or in part from time to time, and (ii) prior to August 12, 2003, in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined herein), in each case at a redemption price equal to 100% of the principal amount of the Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the date fixed for redemption. See "Description of Subordinated Debentures--Redemption" and "Description of Capital Securities--Liquidation Distribution Upon Dissolution," each in this Prospectus Supplement.

  The holders of the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement.

  Application has been made to list the Capital Securities on the NYSE. If the Subordinated Debentures are distributed to the holders of Capital Securities upon the liquidation of the Issuer Trust, the Company will use all reasonable efforts to list the Subordinated Debentures on the NYSE or such other securities exchange or automated quotation system, if any, on which the Capital Securities may then be listed or traded.

  In the event of the dissolution of the Issuer Trust, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, the holders of the Capital Securities will be entitled to receive a liquidation amount of $25 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, subject to certain exceptions, which may be in the form of a distribution of such amount in Subordinated Debentures. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement.

  If the purchaser is using for its purchase of the Capital Securities the assets of an Employee Benefit Plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or of a plan or individual retirement account subject to section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the purchase shall constitute a representation by such person that its purchase and holding of the Capital Securities will not result in a non-exempt prohibited transaction under ERISA or the Code. See "Certain ERISA Considerations" in this Prospectus Supplement.

  The information in this Prospectus Supplement supplements, and should be read in conjunction with, the information contained in the accompanying Prospectus.

  As used herein, (i) the "Subordinated Debt Indenture" means the Subordinated Debt Indenture, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as trustee (the "Debt Securities Trustee"), pursuant to which the Subordinated Debentures are issued, (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Issuer Trust, as amended and supplemented from time to time, among the Company, as Depositor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees"), two individuals selected by the holders of the Common Securities to act as administrators with respect to the Issuer Trust (the "Administrators") and the holders, from time to time, of the Trust Securities (iii) the "Guarantee" means the Guarantee Agreement relating to the Capital Securities, as amended and supplemented from time to time, between the Company and The Chase Manhattan Bank, as Guarantee Trustee (the "Guarantee Trustee"). Unless otherwise expressly stated, all information in this Prospectus Supplement assumes that the over-allotment option granted to the Underwriters is not exercised. See "Underwriting" in this Prospectus Supplement.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE CAPITAL SECURITIES OFFERED HEREBY. SPECIFICALLY, THE UNDERWRITERS MAY OVERALLOT CAPITAL SECURITIES, AND MAY BID FOR, AND PURCHASE, THE CAPITAL SECURITIES IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITERS" IN THIS PROSPECTUS SUPPLEMENT.

  NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE ISSUER TRUST OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Risk Factors..............................................................   S-6
Dillard's Capital Trust I.................................................  S-10
Use of Proceeds...........................................................  S-11
Recent Development........................................................  S-11
Selected Consolidated Financial Data of Mercantile........................  S-12
Unaudited Pro Forma Financial Statements..................................  S-13
Capitalization............................................................  S-19
Accounting Treatment......................................................  S-20
Description of Capital Securities.........................................  S-20
Description of Subordinated Debentures....................................  S-27
Description of Guarantee..................................................  S-33
Relationship Among the Capital Securities, the Subordinated Debentures and
 the Guarantee............................................................  S-34
Certain Federal Income Tax Consequences...................................  S-35
Certain ERISA Considerations..............................................  S-40
Underwriters..............................................................  S-41

                                   PROSPECTUS

Available Information.......................................................   3
Incorporation of Certain Documents by Reference.............................   3
Disclosures Regarding Forward-Looking Statements............................   4
The Company.................................................................   5
Recent Development..........................................................   5
The Issuer Trusts...........................................................   6
Use of Proceeds.............................................................   7
Ratios of Earnings to Fixed Charges.........................................   7
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends...   7
Description of Debt Securities..............................................   7
Description of Capital Stock................................................  15
Description of Capital Securities...........................................  17
Global Securities...........................................................  23
Description of Guarantees...................................................  25
Plan of Distribution........................................................  27
Validity of Securities......................................................  28
Experts.....................................................................  28

                                 RISK FACTORS

  Prospective purchasers of the Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and the accompanying Prospectus and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE SUBORDINATED DEBENTURES

  The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Subordinated Debt Indenture). As of May 2, 1998 there was approximately $1.6 billion of outstanding Senior Indebtedness (as so defined) of the Company and its consolidated subsidiaries. None of the Subordinated Debt Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including such Senior Indebtedness, that may be incurred by the Company. See "Description of Guarantee--Status of the Guarantee" in this Prospectus Supplement and "Description of Debt Securities--Subordinated Debt" in the accompanying Prospectus.

  The ability of the Issuer Trust to pay amounts due on the Capital Securities is solely dependent upon the Company's making payments on the Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

  So long as no Event of Default (as defined in the Subordinated Debt Indenture and herein referred to as a "Debenture Event of Default") has occurred and is continuing with respect to the Subordinated Debentures, the Company will have the right to defer the payment of interest on the Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures or end on a day other than an Interest Payment Date for the Subordinated Debentures. See "Description of Subordinated Debentures--Debenture Events of Default" in this Prospectus Supplement. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred during any such Extension Period. During any Extension Period, interest on the Subordinated Debentures will continue to accrue and, as a result, Distributions to which holders of the Capital Securities are entitled will accumulate additional Distributions thereon at the rate of 7.50% per annum, compounded quarterly from the most recent Distribution payment date on which Distributions were paid, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distribution" as used herein shall include any such additional Distributions. During any such Extension Period, the Company is subject to certain restrictions. See "Description of Subordinated Debentures-- Restrictions on Certain Payments; Certain Covenants of the Company" in this Prospectus Supplement. Prior to the termination of any such Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Subordinated Debentures or end on a day other than an Interest Payment Date for the Subordinated Debentures.

  Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.50%, compounded quarterly) on the Subordinated Debentures, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The Company must give the Issuer Trustees and the Debt Securities Trustee notice of its election of an Extension Period at least 30 calendar days prior to the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period. The Property Trustee will give notice of the Company's election to begin an Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Capital Securities--Distributions" and "Description of Subordinated Debentures--Option to Extend Interest Payment Period," each in this Prospectus Supplement.

  Should an Extension Period occur, a holder of Capital Securities will be required to accrue income (in the form of original issue discount) in respect of its pro rata share of the Subordinated Debentures held by the Issuer Trust for United States federal income tax purposes. As a result, a holder of Capital Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities" in this Prospectus Supplement.

  The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities (which represent undivided beneficial ownership interests in the assets of the Issuer Trust) may be more volatile than the market prices of other securities on which original issue discount or interest accrues that are not subject to such deferrals.

TAX EVENT OR INVESTMENT COMPANY EVENT REDEMPTION

  Upon the occurrence and continuation of a Tax Event or an Investment Company Event (in each case, as defined herein), the Company will have the right to redeem the Subordinated Debentures in whole, but not in part, at any time within 90 days following the occurrence and continuation of such Tax Event or Investment Company Event and thereby cause a mandatory redemption of the Capital Securities. If the Company redeems the Subordinated Debentures, it will thereby cause a mandatory redemption of the Capital Securities. Any such redemption will be at a Redemption Price equal to 100% of the Liquidation Amount (as defined herein) of such Capital Securities plus accumulated and unpaid Distributions to but excluding the date fixed for redemption. See "Description of Subordinated Debentures--Redemption" and "Description of Capital Securities--Redemption" and "--Liquidation Distribution Upon Dissolution," each in this Prospectus Supplement.

  Recently, a petition was filed in the United States Tax Court as a result of a challenge by the Internal Revenue Service ("IRS") of the petitioner's treatment as indebtedness of a loan issued in circumstances with similarities to the issuance of the Subordinated Debentures. If this matter is in fact litigated and the Tax Court were to sustain the IRS's position on this matter, such judicial decision could constitute a Tax Event which could result in an early redemption of the Capital Securities.

CONDITIONAL RIGHT TO ADVANCE MATURITY

  If a Tax Event occurs, then the Company will have the right, upon notice to the Debt Securities Trustee, prior to the dissolution of the Issuer Trust, to advance the Stated Maturity of the Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Subordinated Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity may be advanced only if, in the written opinion of independent tax counsel to the Company experienced in such matters, delivered to the Debt Securities Trustee,
(a) after advancing the Stated Maturity, interest paid on the Subordinated Debentures will be deductible for United States federal income tax purposes and (b) advancing the Stated Maturity will not result in a taxable event to holders of the Capital Securities.

EXCHANGE OF CAPITAL SECURITIES FOR SUBORDINATED DEBENTURES

  The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement.

  Under current United States federal income tax law and interpretations and assuming, as expected, that the Issuer Trust will not be taxable as a corporation, a distribution of the Subordinated Debentures upon a liquidation of the Issuer Trust will not be a taxable event to holders of the Capital Securities. However, if a Tax Event were to occur that would cause the Issuer Trust to be subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, a distribution of the Subordinated Debentures by the Issuer Trust would likely constitute a taxable event to the holders of the Capital Securities. See "Certain Federal Income Tax Consequences" in this Prospectus Supplement.

RIGHTS UNDER THE GUARANTEE

  The Chase Manhattan Bank will act as the trustee under the Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Chase Manhattan Bank will also act as Debt Securities Trustee for the Subordinated Debentures and as Property Trustee under the Trust Agreement. Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement. The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Issuer Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Issuer Trust has funds legally available therefor at such time; (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time; and
(iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount of all outstanding Capital Securities and all accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust.

  The Guarantee is subordinated as described under "--Ranking of Subordinated Obligations Under the Guarantee and the Subordinated Debentures" above and "Description of Guarantee--Status of the Guarantee" in this Prospectus Supplement. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee.

  If the Company were to default on its obligation to pay amounts payable under the Subordinated Debentures, the Issuer Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of any amounts payable in respect of such Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities of such holder (a "Direct Action").

  In connection with any Direct Action, the Company will have a right of set-off under the Subordinated Debt Indenture to the extent of any payment made by the Company to such holder of Capital Securities in the Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures or assert directly any other rights in respect of the Subordinated Debentures. See "Description of Subordinated Debentures-- Debenture Events of Default" and "--Enforcement of Certain Rights by Holders of Capital Securities" and "Description of Guarantee," each in this Prospectus Supplement. The Trust Agreement will provide that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee, the Subordinated Debentures and the Subordinated Debt Indenture.

LIMITED VOTING RIGHTS

  Holders of Capital Securities will have limited voting rights relating generally to the modification of the Capital Securities and the Guarantee and the exercise of the Issuer Trust's rights as holder of Subordinated Debentures. Holders of Capital Securities will not be entitled to appoint, remove or replace the Property Trustee or the Delaware Trustee except upon the occurrence of certain events specified in the Trust Agreement and described herein. The Property Trustee and the holders of all the Common Securities may, subject to certain conditions, amend the Trust Agreement without the consent of holders of Capital Securities to cure any ambiguity or make other provisions not inconsistent with other provisions under the Trust Agreement or to ensure that the Issuer Trust (i) will not be taxable as a corporation for United States federal income tax purposes, or (ii) will not be required to register as an "investment company" under the Investment Company Act. See "Description of Capital Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees; Appointment of Successors" in the accompanying Prospectus.

MARKET PRICES

  There can be no assurance as to the market prices for Capital Securities, or the market prices for Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Issuer Trust occurs. Accordingly, the Capital Securities or the Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Issuer Trust may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. As a result of the existence of the Company's right to defer interest payments, the market price of the Capital Securities may be more volatile than the market prices of other securities that are not subject to such deferrals. Because holders of Capital Securities may receive Subordinated Debentures on dissolution of the Issuer Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein. In addition, because the Company has the right to advance the Stated Maturity of the Subordinated Debentures, there can be no assurance that the Company will not exercise its option to shorten the maturity of the Subordinated Debentures as permitted by the terms thereof. If the Company does exercise such option, there can be no assurance that advancing the Stated Maturity of the Subordinated Debentures will not have an effect on the market price of the Capital Securities. See "Description of Subordinated Debentures" in this Prospectus Supplement.

TRADING CHARACTERISTICS OF CAPITAL SECURITIES

  Application has been made to list the Capital Securities on the NYSE. The Capital Securities may trade at prices that do not fully reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures.

  Application has been made to list the Capital Securities on the NYSE, subject to official notice of issuance. If the Capital Securities are not listed on a national securities exchange or the Nasdaq National Market and the Underwriters do not make a market for the securities, the liquidity of the Capital Securities would be adversely affected.

                           DILLARD'S CAPITAL TRUST I

  The Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on July 14, 1998. The Issuer Trust will be governed by the Trust Agreement. The Company, as the holder, directly or indirectly, of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. See "Description of Capital Securities--Miscellaneous" in the accompanying Prospectus. The Issuer Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Subordinated Debentures and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Subordinated Debentures will be the sole assets of the Issuer Trust, and payments under the Subordinated Debentures will be the sole source of revenue of the Issuer Trust.

  All of the Common Securities will be owned, directly or indirectly, by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and during the continuation of a Debenture Event of Default arising as a result of any failure by the Company to pay any amounts in respect of the Subordinated Debentures when due, the rights of the holders of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Capital Securities-- Subordination of Common Securities" in the accompanying Prospectus. The Company will acquire Common Securities in an aggregate liquidation amount equal to 3% of the total capital of the Issuer Trust. The Issuer Trust has a term of 49 years, but may dissolve earlier as provided in the Trust Agreement.

                                USE OF PROCEEDS

  The net proceeds to be received by the Company from the sale of the Offered Securities offered hereby will be used to purchase stock of Mercantile Stores Company, Inc. See "Recent Development."

                              RECENT DEVELOPMENT

  The Company has entered into an Agreement and Plan of Merger, dated as of May 16, 1998 (the "Merger Agreement") providing for the acquisition of the stock of Mercantile Stores Company, Inc. ("Mercantile"). Mercantile is a conventional department store retailer engaged in the general merchandising business. Mercantile operates 103 department stores and 16 home fashion stores under 13 different names in a total of 17 states. A subsidiary, Mercantile Credit Corp., provides servicing for Mercantile's private label credit program.

  MSC Acquisitions, Inc., a Delaware corporation ("NEWCO") and a newly formed wholly owned subsidiary of the Company, has offered to purchase all of the outstanding shares of Common Stock, par value $.14 2/3 per share (the "Shares"), of Mercantile at a purchase price of $80 per Share, net to the seller in cash without interest thereon.

  The Merger Agreement provides that, following the completion of the offer, NEWCO will be merged with and into Mercantile (the "Acquisition"). Following the Acquisition, Mercantile will continue as the surviving corporation and become a direct, wholly owned subsidiary of the Company.

  Stockholders of Mercantile representing approximately 40% of the issued and outstanding Shares have contractually agreed, among other things, to tender their Shares in the offer, provide the Company with an irrevocable proxy, grant an option at the $80 offer price and otherwise support the transaction with the Company.

  The offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration date for the offer a number of Shares which, together with any Shares owned, directly or indirectly, by the Company or NEWCO, constitutes more than 50% of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities entitled to vote generally in the election of directors or in a merger (the "Minimum Condition"). If the Company purchases not less than that number of Shares needed to satisfy the Minimum Condition, it will be able to effect the Acquisition without the affirmative vote of any other stockholder of Mercantile.

  Under the Merger Agreement, the respective obligations of the Company, NEWCO and Mercantile to effect the Acquisition shall be subject to the satisfaction at or prior to the effective time of the Acquisition of the following conditions: (a) as required by the Delaware General Corporation Law (the "DGCL"), the Merger Agreement shall have been approved by the affirmative vote of the stockholders of Mercantile by the requisite vote in accordance with Mercantile's Certificate of Incorporation and the DGCL (which Mercantile has represented shall be solely the affirmative vote of a majority of the outstanding Shares); (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States, foreign, federal or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Acquisition; (c) NEWCO shall have purchased Shares pursuant to the offer and
(d) any waiting period applicable to the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been terminated or expired.

  The Company believes that the Acquisition is highly probable although there can be no assurance that the Acquisition will be completed. The Company is exploring the option of selling certain of the Mercantile stores or exchanging certain of the Mercantile stores with other department store operators. On July 14, 1998, the Company issued a press release announcing the exchange of seven Mercantile stores located in Florida and South Carolina for nine Belk, Inc. stores located in Virginia and Tennessee. On August 3, 1998, the Company announced that it had entered into two separate agreements whereby the Company will sell 11 Mercantile stores located in Colorado, Indiana, Kansas, Kentucky and Missouri to The May Department Stores Company and 15 Mercantile stores located in Florida, Lousiana, Minnesota, Mississippi, North Dakota, South Carolina and Tennessee to Proffitt's, Inc.

  The Company issued a press release on August 5, 1998, announcing that NEWCO extended the period during which its tender offer for Shares will remain open to 5:00 pm, New York City Time, on Wednesday, August 12, 1998 to allow additional time for the completion of the review of the Acquisition by the Federal Trade Commission.

              SELECTED CONSOLIDATED FINANCIAL DATA OF MERCANTILE

  The selected consolidated financial data of Mercantile for each of the five years in the period ended January 31, 1998 have been derived from the audited consolidated financial statements of Mercantile. The selected consolidated financial data for the thirteen weeks ended May 2, 1998 and May 3, 1997 have been derived from the unaudited consolidated financial statements of Mercantile. The following data should be read in conjunction with Mercantile's consolidated financial statements and related notes thereto.

                               13 WEEKS ENDED                               YEAR ENDED
                            ----------------------  --------------------------------------------------------------
                              MAY 2,      MAY 3,    JANUARY 31,  FEBRUARY 1,  FEBRUARY 3, JANUARY 28,  JANUARY 29,
                               1998        1997        1998         1997         1996*       1995         1994
                            ----------  ----------  -----------  -----------  ----------- -----------  -----------
                                 (UNAUDITED)
                                                      (IN THOUSANDS, EXCEPT PER SHARE
                                                                   DATA)
OPERATING RESULTS
Revenues..................  $  688,286  $  683,298  $3,143,765   $3,030,822   $2,944,324  $2,819,837   $2,729,928
Retail sales..............     664,286     661,298   3,054,924    2,945,606    2,892,083   2,819,837    2,729,928
Cost of goods sold........     486,336     478,928   2,207,618    2,113,022    2,059,753   2,020,264    1,960,914
Selling, general and
 administrative expenses..     174,735     172,642     727,083      702,862      686,924     625,726      627,391
Interest expense, net.....       2,296       3,235      12,542       10,786       14,471      23,526       30,948
Other income..............      (2,455)     (3,252)    (16,840)      (9,400)    (21,404)     (27,571)     (33,003)
Impairment charge.........         --          --          --        12,000          --          --           --
Provision for
 consolidation/relocation.         --          --          --           --           --        5,000          --
Income before provision
 for income taxes.........      27,374      31,745     213,362      201,552      204,580     172,892      143,678
Provision for income tax-
 es.......................      10,595      12,437      83,656       80,087       81,332      68,375       57,039
Income before cumulative
 effect of accounting
 changes..................      16,779      19,308     129,706      121,465      123,248     104,517       86,639
Net income................      16,779      19,308     129,706      121,465      123,248     103,417       89,739
Per common share
  Earnings per share......  $     0.46  $     0.52  $     3.53   $     3.30   $     3.35  $     2.81   $     2.44
  Dividends...............  $    0.615  $    0.585  $     1.19   $     1.12   $     1.05  $     1.02   $     1.02
FINANCIAL POSITION
Working capital...........  $1,027,606  $1,001,343  $1,023,310   $1,017,533   $1,013,576  $  957,030   $  902,268
Receivables, net..........     538,466     542,405     589,104      588,187      574,622     620,238      635,114
Inventories...............     592,337     579,694     505,201      560,666      523,573     468,782      425,492
Property and equipment,
 net (includes capitalized
 leases)..................     770,393     746,305     786,384      738,207      701,233     688,806      691,502
Total assets..............   2,214,021   2,140,320   2,177,791    2,142,503    2,074,724   1,981,729    2,031,982
Long-term debt (include
 capitalized lease
 obligations).............     202,077     229,127     202,637      229,910      254,926     261,187      271,965
Stockholder's equity......   1,641,025   1,559,581   1,646,846    1,565,313    1,485,113   1,400,551    1,334,715

--------
* 53 weeks.

                   UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Statements of Income for the year ended January 31, 1998 and the thirteen weeks ended May 2, 1998 present unaudited results of operations for the Company as if the Acquisition and other transactions described in the next paragraph (the "Pro Forma Financing Transactions") had occurred as of the beginning of the fiscal year presented. The following Unaudited Pro Forma Balance Sheet presents the unaudited pro forma financial condition of the Company as if the Acquisition and Pro Forma Financing Transactions had occurred as of May 2, 1998. The excess purchase price over the identifiable net assets and liabilities is reported as Goodwill. The carrying values of Mercantile's net assets are assumed to equal their fair value for purposes of these Unaudited Pro Forma Financial Statements unless indicated otherwise in the Notes to Unaudited Pro Forma Financial Statements. These values are subject to revision following the results of any appraisals after the consummation of the Acquisition.

  The Pro Forma Financial Statements reflect the Acquisition, which is accounted for as a purchase, in accordance with Accounting Principles Board Opinion No. 16 "Business Combinations" ("APB 16"). The Pro Forma Financial Statements reflect assumed borrowings by the Company to finance the Acquisition. The Pro Forma Financing Transactions include (dollars in thousands):

   BORROWING TYPE                                        AMOUNT   INTEREST RATE
   --------------                                      ---------- -------------
   Commercial paper................................... $  590,000     5.50%
   Bridge loan facility...............................  1,250,000     5.85%
   Publicly underwritten long-term notes..............  1,000,000     6.52%
   Guaranteed preferred beneficial interests in the
    Company's Subordinated Debentures held by
    Dillard's Capital Trust I.........................    200,000     7.50%
                                                       ----------
                                                       $3,040,000
                                                       ==========

  The Company has announced that it had entered into two separate agreements whereby it will sell 26 department store locations and related properties currently owned by Mercantile. The expected proceeds from these sales are approximately $1 billion and will be used to reduce borrowings incurred in connection with the Acquisition. The Unaudited Pro Forma Financial Statements presented herein do not include any adjustments relating to the disposition of such store assets.

  The Pro Forma Adjustments described in the accompanying Notes to the Pro Forma Financial Statements should be read in conjunction with such statements. Final amounts will differ from those set forth in the following Unaudited Pro Forma Financial Statements.

  As a result of its planned installation of standardized store systems in all Mercantile locations, and consolidation of various administrative support functions such as marketing, buying, advertising, accounting, and management information systems, the Company's management expects to operate the combined operations of the Company and Mercantile with a more efficient overhead expense structure than each of the two entities operating on a stand-alone basis. The Company also expects to achieve cost reductions as a result of increased purchasing power derived from the combination of the two companies. However, for purposes of the Unaudited Pro Forma Income Statements these and other potential synergies in overhead expense have not been reflected because their realization cannot be assured.

  The Unaudited Pro Forma Financial Statements are presented for information purposes only and do not purport to be indicative of the actual financial position or results of operations of the Company had such transactions actually been consummated on such dates, or of the future financial position or results of operations of the Company which may result from the consummation of such transactions. The retail business is seasonal in nature, with a higher proportion of sales and earnings usually being generated in the months of November and December than in other periods. Because of this seasonality and other factors, results of operations for an interim period are not necessarily indicative of results of operations for an entire fiscal year.

  The Unaudited Pro Forma Financial Statements are based in part on the historical financial statements of the Company and Mercantile and should be read in conjunction with each of the consolidated financial statements of the Company and Mercantile and the related notes thereto contained in (i) The Company's Annual Report on Form 10-K for the year ended January 31, 1998, (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998, and (iii) the Company's Current Report on Form 8-K dated May 18, 1998. Certain items derived from Mercantile's historical financial statements have been reclassified to conform to the pro forma presentation.

                       UNAUDITED PRO FORMA BALANCE SHEET
                                  MAY 2, 1998
                                 (IN THOUSANDS)

                                        HISTORICAL        PRO FORMA
                                   --------------------- ADJUSTMENTS
                                   DILLARD'S  MERCANTILE   NOTE 1     PRO FORMA
                                   ---------- ---------- -----------  ----------
             ASSETS
Current assets
  Cash and cash equivalents......  $   81,495 $  153,928 $       --   $  235,423
  Trade accounts receivable......   1,073,626    525,230         --    1,598,856
  Merchandise inventories........   2,063,898    592,337      32,000   2,688,235
  Other current assets...........      13,176     50,544         --       63,720
                                   ---------- ---------- -----------  ----------
    Total current assets.........   3,232,195  1,322,039      32,000   4,586,234
Investments and other assets.....     100,414    121,589     128,000     355,003
                                                               5,000
Property and equipment...........   2,462,262    770,393     563,000   3,795,655
Construction in progress.........      41,204        --          --       41,204
Goodwill.........................         --         --      938,975     938,975
                                   ---------- ---------- -----------  ----------
    Total assets.................  $5,836,075 $2,214,021 $ 1,666,975  $9,717,071
                                   ========== ========== ===========  ==========
LIABILITIES AND STOCKHOLDERS' EQ-
               UITY
Current liabilities
  Trade accounts payable and ac-
   crued expenses................  $  810,635 $  246,643 $       --   $1,057,278
  Commercial paper...............     288,429        --      590,000     878,429
  Bridge Loan Facility...........         --         --    1,250,000   1,250,000
  Federal and state income taxes.      50,548     26,360         --       76,908
  Current portion of long-term
   debt..........................     107,268     21,430         --      128,698
  Current portion of capital
   leases........................       1,624        --          --        1,624
                                   ---------- ---------- -----------  ----------
    Total current liabilities....   1,258,504    294,433   1,840,000   3,392,937
Long-term debt...................   1,463,968    202,077   1,000,000   2,666,045
Capital lease obligations........      11,872        --          --       11,872
Other long-term liabilities......         --      76,486         --       76,486
Deferred income taxes............     322,028        --      268,000     590,028
Guaranteed Preferred Beneficial
 Interests in the Company's Sub-
 ordinated Debentures held by
 Dillard's Capital Trust I.......         --         --      200,000     200,000
Stockholders' equity.............   2,779,703  1,641,025  (1,641,025)  2,779,703
                                   ---------- ---------- -----------  ----------
    Total liabilities and stock-
     holders' equity.............  $5,836,075 $2,214,021 $ 1,666,975  $9,717,071
                                   ========== ========== ===========  ==========

             See Notes to Unaudited Pro Forma Financial Statements

                      UNAUDITED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED JANUARY 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     HISTORICAL        PRO FORMA
                                --------------------- ADJUSTMENTS
                                DILLARD'S  MERCANTILE   NOTE 2       PRO FORMA
                                ---------- ---------- -----------    ----------
Net sales...................... $6,631,752 $3,143,765  $ (89,000)(a) $9,686,517
Service charges, interest, and
 other income..................    185,157     21,983     89,000 (a)    296,140
                                ---------- ----------  ---------     ----------
                                 6,816,909  3,165,748        --       9,982,657
Costs and expenses:
  Cost of sales................  4,393,291  2,207,618   (189,837)(a)  6,411,072
  Advertising, selling, admin-
   istrative and general.......  1,629,721    727,083     69,545 (a)  2,435,349
                                                           9,000 (b)
  Depreciation and amortiza-
   tion........................    199,939        --      79,254 (a)    330,817
                                                          28,150 (c)
                                                          23,474 (d)
  Rentals......................     54,686        --      41,038 (a)     95,724
  Interest and debt expense....    129,237     17,685    185,775 (e)    332,697
                                ---------- ----------  ---------     ----------
                                 6,406,874  2,952,386    246,399      9,605,659
                                ---------- ----------  ---------     ----------
Income before income taxes.....    410,035    213,362   (246,399)       376,998
Income taxes...................    151,710     83,656    (84,567)(f)    150,799
                                ---------- ----------  ---------     ----------
  Net Income................... $  258,325 $  129,706  $(161,832)    $  226,199
                                ========== ==========  =========     ==========
Earnings per share:
  Basic........................ $     2.32 $     3.53                $     2.03
  Diluted...................... $     2.31 $     3.53                $     2.02
Average shares outstanding:
  Basic........................    111,303     36,771                   111,303
  Diluted......................    111,994     36,771                   111,994


             See Notes to Unaudited Pro Forma Financial Statements

                      UNAUDITED PRO FORMA INCOME STATEMENT
                       FOR THE 13 WEEKS ENDED MAY 2, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      HISTORICAL        PRO FORMA
                                 --------------------- ADJUSTMENTS
                                 DILLARD'S  MERCANTILE   NOTE 2       PRO FORMA
                                 ---------- ---------- -----------    ----------
Net sales....................... $1,682,216  $688,286   $(24,000)(a)  $2,346,502
Service charges, interest, and
 other income...................     47,669     2,455     24,000 (a)      74,124
                                 ----------  --------   --------      ----------
                                  1,729,885   690,741        --        2,420,626
Costs and expenses:
  Cost of sales.................  1,117,221   486,336    (48,405)(a)   1,555,152
  Advertising, selling, adminis-
   trative and general..........    414,048   174,735     17,248 (a)     608,281
                                                           2,250 (b)
  Depreciation and amortization.     54,554       --      20,798 (a)      88,259
                                                           7,038 (c)
                                                           5,869 (d)
  Rentals.......................     10,291       --      10,359 (a)      20,650
  Interest and debt expense.....     33,656     2,296     46,444 (e)      82,396
                                 ----------  --------   --------      ----------
                                  1,629,770   663,367     61,601       2,354,738
                                 ----------  --------   --------      ----------
Income before income taxes......    100,115    27,374    (61,601)         65,888
Income taxes....................     37,045    10,595    (21,285)(f)      26,355
                                 ----------  --------   --------      ----------
  Net Income.................... $   63,070  $ 16,779   $(40,316)     $   39,533
                                 ==========  ========   ========      ==========
Earnings per share:
  Basic......................... $     0.58  $   0.46                 $     0.37
  Diluted....................... $     0.58  $   0.46                 $     0.36
Average shares outstanding:
  Basic.........................    108,323    36,749                    108,323
  Diluted.......................    108,951    36,749                    108,951


             See Notes to Unaudited Pro Forma Financial Statements

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                                (IN THOUSANDS)

NOTE 1. UNAUDITED PRO FORMA BALANCE SHEET ADJUSTMENTS

  The acquisition of Mercantile will be accounted for as a purchase in accordance with APB 16. The purchase price is being allocated first to tangible assets and liabilities of Mercantile based on preliminary estimates of their fair values, with the remainder being allocated to goodwill. The following table sets forth the purchase price based on the tender offer price of $80.00 per share and preliminary purchase price allocation (all fair value adjustments are preliminary and subject to change):

   Cash paid for stock............................................ $ 2,940,000
   Cash paid for outstanding stock options........................       3,000
   Transaction expenses...........................................      92,000
                                                                   -----------
   Purchase price.................................................   3,035,000
   Historical book value of net assets acquired...................  (1,641,025)
                                                                   -----------
   Excess of purchase price over historical book value of assets acquired...................................................... $ 1,393,975
                                                                   ===========
   Allocation of excess purchase price:
   Adjust inventories to fair value............................... $    32,000
   Increase property and equipment to fair value..................     563,000
   Adjustment to pension assets...................................     128,000
   Increase to goodwill...........................................     938,975
   Changes in deferred income taxes for the tax effect of the
    above adjustments (except goodwill)...........................    (268,000)
                                                                   -----------
                                                                   $ 1,393,975
                                                                   ===========

  The Pro Forma Balance Sheet reflects the following as assumed borrowings by the Company to finance the Acquisition:

     BORROWING TYPE                                      AMOUNT   INTEREST RATE
     --------------                                    ---------- -------------
     Commercial paper................................. $  590,000     5.50%
     Bridge loan facility.............................  1,250,000     5.85%
     Publicly underwritten long-term notes............  1,000,000     6.52%
     Guaranteed preferred beneficial interests in the
      Company's Subordinated Debentures held by
      Dillard's Capital Trust I.......................    200,000     7.50%
                                                       ----------
                                                       $3,040,000
                                                       ==========

  The Company has announced that it had entered into two separate agreements whereby it will sell 26 department store locations and related properties currently owned by Mercantile. The expected proceeds from these sales are approximately $1 billion and will be used to reduce borrowings incurred in connection with the Acquisition. The Unaudited Pro Forma Financial Statements presented herein do not include any adjustments relating to the disposition of such store assets.

  Financing costs are expected to be approximately $5 million. Actual borrowings and sources may differ from the estimated amounts depending upon actual costs, borrowing needs and market conditions.

NOTE 2. UNAUDITED PRO FORMA INCOME STATEMENT ADJUSTMENTS.

  (a) To reclassify certain Mercantile presentations to conform to the Company's income statement presentation.

  (b) To adjust Mercantile's pension expense as a result of the increase in the prepaid pension assets recognized in the purchase accounting adjustments.

  (c) To adjust depreciation of Mercantile's property and equipment to amounts based on estimated fair market values, using a weighted average depreciable life of 20 years.

  (d) To recognize amortization of the excess purchase price over net assets acquired in connection with the Acquisition assuming a 40 year period.

  (e) To record interest expense on the borrowings incurred to fund the Acquisition at the interest rates disclosed in Note 1 above (which assumed rates may vary from the actual rates of interest thereon). An increase or decrease of 0.125% in the interest rate would result in an increase or decrease in interest expense of $3,800 and $950 for the year ended January 31, 1998 and the thirteen weeks ended May 2, 1998, respectively.

  (f) To adjust income tax expense based upon an assumed composite (federal, state and local) income tax rate of 40%, which reflects an increase from the Company's historical effective rate due to the non deductibility of goodwill amortization.

NOTE 3. SYNERGIES

  As a result of its planned installation of standardized store systems in all Mercantile locations, and consolidation of various administrative support functions such as marketing, buying, advertising, accounting, and management information systems, the Company's management expects to operate the combined operations of the Company and Mercantile with a more efficient overhead expense structure than each of the two entities operating on a stand-alone basis. The Company also expects to achieve cost reductions as a result of increased purchasing power derived from the combination of the two companies. However, for purposes of the Unaudited Pro Forma Income Statements these and other potential synergies in overhead expense have not been reflected because their realization cannot be assured.

                                CAPITALIZATION

  The following table sets forth as of May 2, 1998: (i) the actual unaudited consolidated short term borrowings and total capitalization of the Company; and (ii) the unaudited consolidated short term borrowings and total capitalization of the Company as adjusted to give effect to the consummation of the offering of the Capital Securities offered hereby and to the Mercantile Acquisition. As of the date hereof and except as disclosed in this Prospectus Supplement and the accompanying Prospectus, including the documents incorporated by reference, there has been no material change in the capitalization of the Company since May 2, 1998.

  The following information should be read in conjunction with the Company's audited consolidated financial statements for its 1997, 1996 and 1995 fiscal years, all as contained in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998, the related notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations, all incorporated by reference in the accompanying Prospectus and the unaudited Pro Forma Financial Statements included in this prospectus.

                                                       MAY 2, 1998
                                            -------------------------------------
                                                  ACTUAL          AS ADJUSTED
                                            ----------------  -------------------
                                            (IN THOUSANDS, EXCEPT SHARE DATA)
Short-term borrowings (2).................. $        288,429  $      2,128,429
Current portion of long-term borrowings....          107,268           128,698
                                            ----------------  ----------------
    Total.................................. $        395,697  $      2,257,127
                                            ================  ================
Long-term borrowings.......................       $1,463,968        $2,666,045
Guaranteed preferred beneficial interests
 in the Company's Subordinated Debentures
 held by Dillard's Capital Trust I(1)......              --            200,000
Shareholders' equity:
 Preferred stock,--4,400 shares, issued and
  outstanding..............................              440               440
 Common stock, Class A--110,322,207 shares
  issued; 102,821,007 shares outstanding...            1,103             1,103
 Common stock, Class B--(convertible)--
  4,016,929 shares issued and outstanding..               40                40
 Paid-in capital...........................          659,331           659,331
 Retained earnings.........................        2,373,513         2,373,513
 Common stock held in treasury, at cost
  7,501,200 shares.........................         (254,724)         (254,724)
                                            ----------------  ----------------
    Total shareholders' equity.............        2,779,703         2,779,703
                                            ----------------  ----------------
      Total capitalization................. $      4,639,368  $      7,902,875
                                            ================  ================

--------
(1) As described herein, the sole assets of the Issuer Trust will be $200,000,000 principal amount of Subordinated Debentures issued by the Company to the Issuer Trust. The Subordinated Debentures will bear interest at a fixed rate of 7.50% and will mature on August 1, 2038, subject to the right of the Company to advance the Stated Maturity under certain circumstances. The Company will own all the Common Securities of the Issuer Trust.
(2) The as adjusted short-term borrowings presented herein do not reflect proceeds received from the sale of certain Mercantile properties.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Issuer Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Issuer Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be included in the consolidated balance sheets of the Company and appropriate disclosures about the Capital Securities, the Guarantee and the Subordinated Debentures will be included in the notes to the consolidated financial statements of the Company. For financial reporting purposes, Distributions on the Capital Securities will be recorded in the consolidated statements of income of the Company.

                       DESCRIPTION OF CAPITAL SECURITIES

  The following summary of certain terms and provisions of the Capital Securities supplements the information set forth in the accompanying Prospectus under the heading "Description of Capital Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Capital Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, to which reference is hereby made. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

GENERAL

  The Capital Securities will be limited to $200,000,000 aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described in the accompanying Prospectus under "Description of Capital Securities--Subordination of Common Securities." The Subordinated Debentures will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Capital Securities when the Issuer Trust does not have funds on hand available to make such payments. See "Description of Guarantee" in this Prospectus Supplement.

DISTRIBUTIONS

  The Capital Securities represent undivided beneficial ownership interests in the assets of the Issuer Trust, and Distributions on each Capital Security will be payable at the annual rate of 7.50% of the stated Liquidation Amount of $25, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, a "Distribution Date"), to the holders of the Capital Securities at the close of business on the 15th calendar day (whether or not a Business Day) next preceding the relevant Distribution Date. Distributions on the Capital Securities will be cumulative. Distributions will accumulate from and including August 12, 1998. The first Distribution Date for the Capital Securities will be November 1, 1998. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. If any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable.

  So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right under the Subordinated Debt Indenture to defer the payment of interest on the Subordinated Debentures at any time and from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures or end on a day other than an Interest Payment Date for the Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Capital Securities by the Issuer Trust will be deferred during an Extension Period. During an Extension Period, interest on the Subordinated Debentures will continue to accrue and, as a result, Distributions to which holders of the Capital Securities are entitled will accumulate additional distributions thereon at the rate of 7.50% per annum, compounded quarterly from the most recent date on which Distributions were paid, computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. Additional Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four. The term "Distributions" as used herein shall include any such additional distributions.
  During an Extension Period, the Company may not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or
(ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or
(3) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to such Extension Period, (b) as a result of an exchange, redemption or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (e) payments under the Guarantee, or (f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock). Prior to the termination of an Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Subordinated Debentures or end on a day other than an Interest Payment Date for the Subordinated Debentures.

  Upon the termination of an Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The Company must give the Issuer Trustees and the Debt Securities Trustee notice of its election of an Extension Period at least 30 calendar days prior to the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period. The Property Trustee will give notice of the Company's election to begin an Extension Period to the holders of the Capital Securities. Subject to the foregoing, there is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of Subordinated Debentures--Option To Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount," each in this Prospectus Supplement.

  The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

  The revenue of the Issuer Trust available for distribution to holders of the Capital Securities will be limited to payments under the Subordinated Debentures in which the Issuer Trust will invest the proceeds from the issuance and sale of the Capital Securities. See "Description of Subordinated Debentures" in this Prospectus Supplement. If the Company does not make payments on the Subordinated Debentures, the Issuer Trust will not have funds available to pay Distributions or other amounts payable on the Capital Securities. The payment of

Distributions and other amounts payable on the Capital Securities (if and to the extent the Issuer Trust has funds legally available for and cash sufficient to make such payments) is guaranteed by the Company on a subordinated basis as described under "Description of Guarantee" in this Prospectus Supplement.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Subordinated Debentures, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption, at a redemption price (the "Redemption Price") equal to 100% of the aggregate Liquidation Amount of such Trust Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"). See "Description of Subordinated Debentures--Redemption" in this Prospectus Supplement. If less than all the Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

  The Company will have the right to redeem the Subordinated Debentures (i) on or after August 12, 2003, in whole at any time or in part from time to time, or (ii) prior to August 12, 2003, in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined below). See "--Liquidation Distribution Upon Dissolution" below. A redemption of the Subordinated Debentures would cause a mandatory redemption of the Capital Securities and the Common Securities.

  "Business Day" means a day other than (a) a Saturday or Sunday, or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

  "Like Amount" means (i) with respect to a redemption of Trust Securities, Trust Securities having a Liquidation Amount equal to that portion of the principal amount of Subordinated Debentures to be contemporaneously redeemed in accordance with the Subordinated Debt Indenture, allocated to the Common Securities and to the Capital Securities based upon the relative Liquidation Amounts of such classes and (ii) with respect to a distribution of Subordinated Debentures to holders of Trust Securities in connection with a dissolution or liquidation of the Issuer Trust, Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Subordinated Debentures are distributed.

  "Liquidation Amount" means the stated amount of $25 per Trust Security.

  The term "Tax Event" means the receipt by the Issuer Trust of an opinion of tax counsel to the Company experienced in such matters, who shall not be an officer or employee of the Company or any of its affiliates, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement, action or decision is announced on or after the date of issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Issuer Trust is, or will be within 90 days of the delivery of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the delivery of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Issuer Trust is, or will be within 90 days of the delivery of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  "Investment Company Event" means the receipt by the Issuer Trust of an opinion of counsel to the Company experienced in such matters, who shall not be an officer or employee of the Company or any of its affiliates, to the effect that, as a result of the occurrence of a change in law or regulation or a written change (including any announced prospective change) in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the issuance of the Capital Securities.

  If an event described in clause (i) or (iii) of the definition of Tax Event has occurred and is continuing and the Issuer Trust is the holder of all the Subordinated Debentures pursuant to the Subordinated Debt Indenture, the Company, as borrower, will pay any additional taxes, duties and other governmental charges (other than United States withholding taxes) to which the Issuer Trust has become subject as a result of a Tax Event. See "Description of Subordinated Debentures--Expenses and Taxes."

REDEMPTION PROCEDURES

  Capital Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Issuer Trust has funds then on hand and legally available for the payment of such Redemption Price. See also "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus.

  If the Issuer Trust gives a notice of redemption in respect of the Capital Securities, then, by 10:00 a.m., New York City time, on the Redemption Date, the Issuer shall deposit sufficient funds with the Property Trustee to pay the Redemption Price. If such deposit has been made, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, in the case of Capital Securities held in global form, the Property Trustee will irrevocably deposit with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. With respect to Capital Securities not held in global form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Securities called for redemption shall be payable to the holders of the Capital Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. If any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. In the event that payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Issuer Trust or by the Company pursuant to the Guarantee, Distributions on such Capital Securities will continue to accumulate at the then applicable rate, from the Redemption Date originally established by the Issuer Trust for such Capital Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement, and may resell such securities.

  If less than all the Capital Securities and Common Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Capital Securities and Common Securities to be redeemed shall be allocated pro rata to the Capital Securities and the Common Securities based upon the relative Liquidation

Amounts of such classes. The particular Capital Securities to be redeemed shall be selected by the Property Trustee on a pro rata basis not more than 60 days prior to the Redemption Date from the outstanding Capital Securities not previously called for redemption, or, if the Capital Securities are then held in the form of a Global Capital Security (as defined below), by DTC on a pro rata basis based on their respective Liquidation Amounts in accordance with DTC's customary procedures. The Property Trustee shall promptly notify the securities registrar for the Trust Securities in writing of the Capital Securities selected for redemption and, in the case of any Capital Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Capital Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each registered holder of Capital Securities to be redeemed at its address appearing on the securities register for the Trust Securities. Unless the Company defaults in payment of the Redemption Price on the Subordinated Debentures, on and after the Redemption Date interest will cease to accrue on the Subordinated Debentures or portions thereof called for redemption and, unless payment of the Redemption Price in respect of the Capital Securities is withheld or refused and not paid either by the Issuer Trust or the Company pursuant to the Guarantee, Distributions will cease to accumulate on the Capital Securities or portions thereof called for redemption.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  The amount payable on the Capital Securities in the event of any liquidation of the Issuer Trust is $25 per Capital Security plus accumulated and unpaid Distributions, subject to certain exceptions, which may be paid in the form of a distribution of such amount in Subordinated Debentures.

  The holders of all the outstanding Common Securities have the right at any time to dissolve the Issuer Trust and, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, cause the Subordinated Debentures to be distributed to the holders of the Capital Securities and Common Securities in liquidation of the Issuer Trust.

  Pursuant to the Trust Agreement, the Issuer Trust will automatically dissolve upon expiration of its term or, if earlier, will dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of a Like Amount of the Subordinated Debentures to the holders of the Trust Securities, if the holders of Common Securities have given written direction to the Property Trustee to dissolve the Issuer Trust (which direction, subject to the foregoing restrictions, is optional and wholly within the discretion of the holders of Common Securities); (iii) the repayment of all the Capital Securities in connection with the redemption of all the Trust Securities as described above under "--Redemption;" and (iv) the entry of an order for the dissolution of the Issuer Trust by a court of competent jurisdiction.

  If dissolution of the Issuer Trust occurs as described in clause (i), (ii) or (iv) above, the Issuer Trust will be liquidated by the Property Trustee as expeditiously as the Property Trustee determines to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of such Trust Securities a Like Amount of the Subordinated Debentures, unless such distribution is not practical, in which event such holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer Trust on its Capital Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital

Securities, except that if a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Subordinated Debentures when due, the Capital Securities shall have a priority over the Common Securities. See "Description of Capital Securities--Subordination of Common Securities" in the accompanying Prospectus.

  After the liquidation date is fixed for any distribution of Subordinated Debentures (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as the registered holder of Capital Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution with respect to Capital Securities held by DTC or its nominee and
(iii) any certificates representing the Capital Securities not held by DTC or its nominee will be deemed to represent the Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of the Capital Securities and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on the Capital Securities until such certificates are presented to the security registrar for the Trust Securities for transfer or reissuance.

  If the Company does not redeem the Subordinated Debentures prior to the Stated Maturity and the Issuer Trust is not liquidated and the Subordinated Debentures are not distributed to holders of the Capital Securities, the Capital Securities will remain outstanding until the repayment of the Subordinated Debentures and the distribution of the Liquidation Distribution to the holders of the Capital Securities.

  There can be no assurance as to the market prices for the Capital Securities or the Subordinated Debentures that may be distributed in exchange for Capital Securities if a dissolution and liquidation of the Issuer Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Subordinated Debentures that the investor may receive on dissolution and liquidation of the Issuer Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

BOOK-ENTRY PROCEDURES, DELIVERY AND FORM

  The Capital Securities will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, the Depository and registered in the name of the Depository's nominee. Unless and until it is exchangeable in whole or in part for Capital Securities in definitive form, a global security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor of such Depository or a nominee of such successor.

  Ownership of beneficial interests in a global security will be limited to persons that have accounts with the Depository or its nominee ("Participants") or persons that may hold interests through Participants. The Company expects that, upon the issuance of a global security, the Depository will credit, on its book-entry registration and transfer system, the Participants' accounts with their respective principal amounts of the Capital Securities represented by such global security. Ownership of beneficial interests in such global security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository (with respect to interests of Participants) and on the records of Participants (with respect to interests of persons holding through Participants). Beneficial owners who hold through participants will not receive written confirmation from the Depository of their purchase, but are expected to receive written confirmations from the Participants through which the beneficial owner entered into the transaction. Transfers of such ownership interests will be accomplished by entries on the books of Participants acting on behalf of the beneficial owners.

  So long as the Depository, or its nominee, is the registered owner of a global security, the Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by such global security for all purposes under the Trust Agreement. Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of the Capital Securities in definitive form and will not be considered the owners or holders thereof under the Trust Agreement. Accordingly, each person owning a beneficial interest in such a global security must rely on the procedures of the Depository and, if such person is not a Participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Trust Agreement or the Subordinated Debentures. The Company understands that, under the Depository's existing practices, in the event that the Company requests any action of holders, or an owner of a beneficial interest in such a global security desires to take any action which a holder is entitled to take under the Trust Agreement or the Subordinated Debentures, the Depository would authorize the Participants holding the relevant beneficial interests to take such action, and such Participants would authorize beneficial owners owning through such Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them. Redemption notices will also be sent to the Depository.

  Distributions on the Capital Securities registered in the name of the Depository or its nominee will be made to the Depository or its nominee, as the case may be, as the registered owner of the global security representing such Capital Securities. None of the Company, the Issuer Trust, the Issuer Trustees, any Paying Agent, the Administrators or any other agent of the Company or the Issuer Trust will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such Capital Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Payment of Distributions to Participants shall be the responsibility of the Depository. The Depository's practice is to credit Participants' accounts on a payable date in accordance with their respective holdings shown on the Depository's records unless the Depository has reason to believe that it will not receive payment on such payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of the Depository, the Company, the Issuer Trust, the Issuer Trustees, the Paying Agent or any other agent of the Company or the Issuer Trust, subject to any statutory or regulatory requirements as may be in effect from time to time.

  The Depository may discontinue providing its services as securities depository with respect to the Capital Securities at any time by giving reasonable notice to the Property Trustee. If the Depository notifies the Company that it is unwilling to continue as such, or if it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depository is not appointed by the Company within 90 days after receiving such notice or becoming aware that the Depository is no longer so registered, the Company will issue the Capital Securities in definitive form, at its expense, upon registration of transfer of, or in exchange for, such global security. In addition, the Company or the Issuer Trust may at any time and in its sole discretion determine not to have the Capital Securities represented by one or more global securities and, in such event, will issue Capital Securities in definitive form, at its expense, in exchange for all of the global securities representing such Capital Securities.

  DTC has advised the Company and the Issuer Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Underwriters. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship, with a Participant, either directly or indirectly.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Capital Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates, or if the Capital Securities are not held by DTC, such payments will be made by check mailed to the address of the holder entitled thereto as such address appears on the securities register for the Trust Securities. However, a holder of $1 million or more in aggregate Liquidation Amount of Capital Securities may receive Distribution payments (other than Distributions payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Property Trustee not later than 15 calendar days prior to the date on which the Distribution is payable. The paying agent (the "Paying Agent") will initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

                    DESCRIPTION OF SUBORDINATED DEBENTURES

  The Subordinated Debentures are a series of Debt Securities to be issued pursuant to the Subordinated Debt Indenture and the following summary of certain terms and provisions of the Subordinated Debentures and the Subordinated Debt Indenture supplements the description of the terms and provisions of such Debt Securities and such Indenture set forth in the accompanying Prospectus under the heading "Description of Debt Securities," to which description reference is hereby made. The summary of certain terms and provisions of the Subordinated Debentures set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Subordinated Debentures and the Subordinated Debt Indenture, to which reference is hereby made. Copies of the forms of Subordinated Debentures and the Subordinated Debt Indenture are available from the Debt Securities Trustee upon request.

GENERAL

  Concurrently with the issuance of the Capital Securities, the Issuer Trust will invest the proceeds thereof, together with the consideration paid by the Company for the Common Securities, in the Subordinated Debentures issued by the Company. The Subordinated Debentures will bear interest, accruing from and including August 12, 1998, at the annual rate of 7.50% of the principal amount thereof, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each, an "Interest Payment Date"), commencing November 1, 1998, to the person in whose name each Subordinated Debenture is registered at the close of business on the 15th calendar day (whether or not a Business Day) next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Issuer Trust, each Subordinated Debenture will be registered in the name of the Issuer Trust and held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period less than a full interest period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of interest payable for any full interest period will be computed by dividing the rate per annum by four. If any date on which interest is payable on the Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof at the rate per annum of 7.50%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period. The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. The term "interest" as used herein includes quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

  The Subordinated Debentures will mature on August 1, 2038 (such date, as it may be advanced as hereinafter described, the "Stated Maturity"). If a Tax Event occurs, then the Company will have the right, upon notice to the Debt Securities Trustee prior to the termination of the Issuer Trust, to advance the Stated Maturity of the Subordinated Debentures to the minimum extent required in order to allow for the payments of interest in respect of the Subordinated Debentures to continue to be tax deductible, but in no event shall the resulting maturity of the Subordinated Debentures be less than 15 years from the date of original issuance thereof. The Stated Maturity may be advanced only if, in the written opinion of independent tax counsel to the Company experienced in such matters, delivered to the Debt Securities Trustee, (a) after advancing the Stated Maturity, interest paid on the Subordinated Debentures will be deductible for United States federal income tax purposes and (b) advancing the Stated Maturity will not result in a taxable event to holders of the Capital Securities.

  If the Company elects to advance the Stated Maturity of the Subordinated Debentures, it will give notice to the Debt Securities Trustee, and the Debt Securities Trustee will give notice of such change to the holders of the Subordinated Debentures not less than 30 and not more than 60 days prior to the effectiveness thereof.

  The provisions of the Subordinated Debt Indenture described in the accompanying Prospectus relating to satisfaction,discharge and defeasance will not apply to the Subordinated Debentures. See "Description of Debt Securities--Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances" in the accompanying Prospectus.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

  So long as no Debenture Event of Default has occurred and is continuing, the Company will have the right at any time during the term of the Subordinated Debentures to defer the payment of interest at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. At the end of an Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.50%, compounded quarterly and computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period). The amount of additional interest payable for any full interest period will be computed by dividing the rate per annum by four. During an Extension Period, interest will continue to accrue and holders of Subordinated Debentures (or holders of Capital Securities while outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" in this Prospectus Supplement. During an Extension Period, the Company is subject to certain restrictions. See "--Restrictions on Certain Payments; Certain Covenants of the Company" below. Prior to the termination of an Extension Period, the Company may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Subordinated Debentures or, except as provided below, end on a day other than an Interest Payment Date. In the event that the Stated Maturity is advanced to a date prior to the end of an Extension Period, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. In the event that any Subordinated Debentures are called for redemption on a date prior to the end of an Extension Period, with respect to such Subordinated Debentures, such Extension Period shall be deemed to end on such date or such earlier date as may be determined by the Company. Upon the termination of an Extension Period and the payment of all amounts then due, the Company may elect to begin a new Extension Period subject to the above conditions. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period. The Company must give the Issuer Trustees and the Debt Securities Trustee notice of its election of such Extension Period at least 30 calendar days prior to the date the Distributions on the Capital Securities would have been payable but for the election to begin such Extension Period. If the Property Trustee is not the only holder, or is not itself the holder, of the Subordinated Debentures at the time the Company selects an Extension Period, the Company shall give the holders of the Subordinated Debentures and the Property Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of the next succeeding Interest Payment Date or the date the Company is required to give notice of the record or payment date of such interest payment to holders of the Subordinated Debentures. The Property Trustee will give notice of the Company's election to begin an Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Company may elect to begin an Extension Period.

REDEMPTION

  The Subordinated Debentures are redeemable prior to the Stated Maturity at the option of the Company (i) on or after August 12, 2003, in whole at any time or in part from time to time, and (ii) prior to August 12, 2003, in whole (but not in part) at any time within 90 days following the occurrence and continuation of a Tax Event or an Investment Company Event (each as defined under "Description of Capital Securities--Redemption" in this Prospectus Supplement) (the "90-Day Period"), in each case at a Redemption Price equal to the accrued and unpaid interest on the Subordinated Debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount thereof. See "Description of Capital Securities--Redemption" in this Prospectus Supplement.

  The Company's right to redeem the Subordinated Debentures under the preceding paragraph shall be subject to the condition that if at the time there is available to the Company or the Issuer Trust the opportunity to eliminate, within the 90-Day Period, the Tax Event or Investment Company Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure that will have no adverse effect on the Company, the Issuer Trust or the holders of the Trust Securities and will involve no material cost, the Company shall pursue such measures in lieu of redemption; provided further, that the Company shall have no right to redeem the Subordinated Debentures while the Issuer Trust is pursuing any Ministerial Action pursuant to the Trust Agreement.

REGISTRATION, DENOMINATION AND TRANSFER

  The Subordinated Debentures will initially be registered in the name of the Issuer Trust. The Subordinated Debentures will be issued in denominations of $25 and integral multiples thereof. If the Subordinated Debentures are distributed to holders of Capital Securities, it is anticipated that the depository arrangements for the Subordinated Debentures will be substantially identical to those in effect for the Capital Securities. See "Description of Capital Securities--Book-Entry Procedures, Delivery and Form" in this Prospectus Supplement.

  Although DTC has agreed to the procedures described above, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days of receipt of notice from DTC to such effect, the Company will cause the Subordinated Debentures to be issued in definitive form.

  Payments on Subordinated Debentures represented by a global security will be made to Cede & Co., the nominee for DTC, as the registered holder of the Subordinated Debentures, as described under "Description of the Capital Securities--Book-Entry Procedures, Delivery and Form" in this Prospectus Supplement. If Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable, and Subordinated Debentures will be exchangeable for Subordinated Debentures of other authorized denominations of a like aggregate principal amount, at the corporate trust office of the Debt Securities Trustee in New York, New York or at the offices of any Paying Agent or transfer agent appointed by the Company, provided that payment of interest may be made at the option of the Company by check mailed to the address of the persons entitled thereto. However, a holder of $1 million or more in aggregate principal amount of Subordinated Debentures may receive payments of interest (other than interest payable at the Stated Maturity) by wire transfer of immediately available funds upon written request to the Debt Securities Trustee not later than 15 calendar days prior to the date on which the interest is payable.

  Subordinated Debentures will be exchangeable for other Subordinated Debentures of like tenor, of any authorized denominations, and of a like aggregate principal amount. Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the securities registrar appointed under the Subordinated Debt Indenture or at the office of any transfer agent designated by the Company for such purpose without service charge and upon payment of any taxes and other governmental charges as described in the Subordinated Debt Indenture. The Company will appoint the Debt Securities Trustee as securities registrar under the Subordinated Debt Indenture. The Company may at any time designate additional transfer agents with respect to the Subordinated Debentures.

  In the event of any redemption, neither the Company nor the Debt Securities Trustee shall be required to (i) issue, register the transfer of or exchange Subordinated Debentures during a period beginning 15 days next preceding the day of selection for redemption of Capital Securities and ending on the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Subordinated Debentures so selected for redemption, except, in the case of any Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

  Any monies deposited with the Debt Securities Trustee or any paying agent, or then held by the Company in trust, for the payment of the principal of (and premium, if any) or interest on any Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

RESTRICTIONS ON CERTAIN PAYMENTS; CERTAIN COVENANTS OF THE COMPANY

  The Company will covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu in all respects with or junior in interest to the Subordinated Debentures (other than (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Company (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of capital stock of the Company (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable Extension Period or other event referred to below, (b) as a result of an exchange, redemption or conversion of any class or series of the Company's capital stock (or any capital stock of a subsidiary of the Company) for any class or series of the Company's capital stock or of any class or series of the Company's indebtedness for any class or series of the Company's capital stock, (c) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any stockholder's rights plan, or the issuance of rights, stock or other property under any stockholder's rights plan, or the redemption or repurchase of rights pursuant thereto, (e) payments under the Guarantee, or
(f) any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock), if at such time
(i) there has occurred any event (a) of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) that the Company has not taken reasonable steps to cure, (ii) if the Subordinated Debentures are held by the Issuer Trust, the Company is in default with respect to its payment of any obligations under the Guarantee or (iii) the Company has given notice of its election of an Extension Period as provided in the Subordinated Debt Indenture and has not rescinded such notice, or such Extension Period, or any extension thereof, is continuing.

  The Company will covenant (i) to continue to hold, directly or indirectly, 100% of the Common Securities, provided that certain successors that are permitted pursuant to the Subordinated Debt Indenture may succeed to the Company's ownership of the Common Securities, (ii) as holder of the Common Securities, not to voluntarily dissolve, windup or liquidate the Issuer Trust, other than (a) in connection with a distribution of Subordinated Debentures to the holders of the Capital Securities in liquidation of the Issuer Trust or
(b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement and (iii) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer Trust to continue not to be taxable as a corporation for United States federal income tax purposes.

EXPENSES AND TAXES

  The Company, as borrower, will agree to pay all debts and other obligations (other than with respect to the Capital Securities and Common Securities issued by the Issuer Trust) and all costs and expenses of the Issuer Trust (including costs and expenses relating to the organization of the Issuer Trust, the fees and expenses of the Issuer Trustees for the Issuer Trust and the costs and expenses relating to the operation of the Issuer Trust) and to pay any and all taxes, duties, assessments or other governmental charges of whatever nature and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Issuer Trust might become subject so that the net amounts received and retained by the Issuer Trust after paying such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges will be equal to the amounts that the Issuer Trust would have received and retained had such debts, obligations, costs, expenses, taxes, duties, assessments or other governmental charges not been incurred by or imposed on the Issuer Trust. The foregoing obligations of the Company under the Debt Securities owned by the Issuer Trust are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company will irrevocably waive any right or remedy to require that any such Creditor take any action against the Issuer Trust or any other person before proceeding against the Company. The Company will also agree in the Debt Securities owned by the Issuer Trust to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

MODIFICATION OF SUBORDINATED DEBT INDENTURE

  The provisions for modifying the Subordinated Debt Indenture and the Debt Securities issued thereunder, including the Subordinated Debentures, are summarized under the heading "Description of Debt Securities--Modification and Waiver" in the accompanying Prospectus. In addition, so long as any of the Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Subordinated Debt Indenture may occur, and no waiver of any Debenture Event of Default may be effective, without the prior consent of the holders of at least 66 2/3% of the aggregate Liquidation Amount of the outstanding Capital Securities unless and until the principal of (and premium, if any, on) the Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied. In addition, the Company may not amend the Subordinated Debt Indenture to remove the rights of holders of Capital Securities of the Issuer Trust to institute a Direct Action without the prior written consent of all the holders of Capital Securities or to remove the obligation to obtain the consent of holders of Capital Securities as provided for, or without the consent of the required percentage of holders of the Capital Securities of the Issuer Trust. So long as the Company acts in accordance with the terms of the Subordinated Debentures and the Subordinated Debt Indenture, the Company may advance the Stated Maturity of and defer interest payable on the Subordinated Debentures, in each case without the consent of the Issuer Trust or the holders of the Capital Securities.

DEBENTURE EVENTS OF DEFAULT

  The Subordinated Debt Indenture provides that any one or more of the events described under "Description of Debt Securities--Events of Default" in the accompanying Prospectus constitutes an "Event of Default" with respect to the Subordinated Debentures. Deferral of any due date for the payment of interest in connection with an Extension Period does not constitute an Event of Default. For purposes of the Trust Agreement and this Prospectus Supplement, each such Event of Default under the Subordinated Debenture is referred to as a "Debenture Event of Default." As described in "Description of Capital Securities--Capital Securities Events of Default; Notice" in the accompanying Prospectus, the occurrence of a Debenture Event of Default will also constitute an Event of Default in respect of the Capital Securities.

  The holders of at least a majority in aggregate principal amount of outstanding Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the

Debt Securities Trustee. The Debt Securities Trustee or the holders of not less than 25% in aggregate principal amount of outstanding Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debt Securities Trustee or such holders of Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right. The holders of a majority in aggregate principal amount of outstanding Subordinated Debentures, with the consent of a majority in aggregate Liquidation Amount of the outstanding Capital Securities, if such Subordinated Debentures are held by the Issuer Trust, may annul such declaration and waive the default if all defaults (other than the non-payment of the principal of Subordinated Debentures which has become due solely by such acceleration) have been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Securities Trustee. Should the holders of Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the outstanding Capital Securities shall have such right.

  The holders of at least a majority in aggregate principal amount of the outstanding Subordinated Debentures affected thereby may, on behalf of the holders of all the Subordinated Debentures, waive any past default, except a default in the payment of principal (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Securities Trustee) or a default in respect of a covenant or provision which under the Subordinated Debt Indenture cannot be modified or amended without the consent of the holder of each outstanding Subordinated Debenture affected thereby, provided, that if the Subordinated Debentures are held by the Issuer Trust or an Issuer Trustee, such waiver shall not be effective as to the Subordinated Debentures unless the holders of at least a majority in aggregate liquidation amount of the Capital Securities shall have consented to such waiver; provided further, that if the consent of the Holder of each outstanding Subordinated Debenture is required, such waiver shall not be effective unless each holder of the Capital Securities shall have consented to such waiver. See "Description of Debt Securities--Modification and Waiver" in the accompanying Prospectus. The Company is required to file annually with the Debt Securities Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Subordinated Debt Indenture.

  If a Debenture Event of Default occurs and is continuing, the Property Trustee will have the right to declare the principal of and the interest on the Subordinated Debentures, and any other amounts payable under the Subordinated Debentures and the Subordinated Debt Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CAPITAL SECURITIES

  If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay any amounts payable in respect of the Subordinated Debentures on the date such amounts are otherwise payable, a registered holder of Capital Securities may institute a legal proceeding directly against the Company for enforcement of payment to such holder of an amount equal to the amount payable in respect of Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder. The Company may not amend the Subordinated Debentures to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all the Capital Securities. The Company will have the right under the Subordinated Debentures to set-off any payment made to such holder of Capital Securities by the Company in connection with a Direct Action.

  The holders of the Capital Securities would not be able to exercise directly any remedies available to the holders of the Subordinated Debentures except under the circumstances described in the preceding paragraph. See "Description of Capital Securities--Capital Securities Events of Default; Notice" in the accompanying Prospectus.

                           DESCRIPTION OF GUARANTEE

  The following summary of certain terms and provisions of the Guarantee supplements the information set forth in the accompanying Prospectus under the heading "Description of Guarantees." The Guarantee will be executed and delivered by the Company concurrently with the issuance of Capital Securities by the Issuer Trust for the benefit of the holders from time to time of the Capital Securities. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Guarantee, including the definitions therein of certain terms. A copy of the form of the Guarantee is available upon request from the Guarantee Trustee.

GENERAL

  The Company will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Issuer Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that the Issuer Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust (unless the Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of (a) the aggregate of the Liquidation Amount of all outstanding Capital Securities and all accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of the Issuer Trust remaining available for distribution to holders of the Capital Securities on liquidation of the Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the Issuer Trust to pay such amounts to such holders.

  The Company will, through the Guarantee, the Trust Agreement, the Subordinated Debentures and the Subordinated Debt Indenture, taken together, fully, irrevocably and unconditionally guarantee all the Issuer Trust's obligations under the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. See "Relationship Among the Capital Securities, the Subordinated Debentures and the Guarantee" in this Prospectus Supplement.

STATUS OF THE GUARANTEE

  The Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Subordinated Debt Indenture) of the Company in the same manner as the Subordinated Debentures.

  The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Capital Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or distribution to the holders of the Capital Securities of the Subordinated Debentures.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE SUBORDINATED DEBENTURES AND THE
                                   GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Capital Securities (to the extent the Issuer Trust has funds available for such payment) are irrevocably guaranteed by the Company as and to the extent described under "Description of Guarantee" in this Prospectus Supplement. Taken together, the Company's obligations under the Subordinated Debentures, the Subordinated Debt Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Capital Securities. No single document standing alone or operating in conjunction with fewer than all the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust's obligations in respect of the Capital Securities. If and to the extent that the Company does not make payments on the Subordinated Debentures, the Issuer Trust will not have sufficient funds to pay Distributions or other amounts due on the Capital Securities. The Guarantee does not cover payment of amounts payable with respect to the Capital Securities when the Issuer Trust does not have sufficient funds to pay such amounts. In such event, one remedy of a holder of the Capital Securities would be to institute a legal proceeding directly against the Company for enforcement of payment of the Company's obligations under Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Capital Securities held by such holder.

  The obligations of the Company under the Subordinated Debentures and the Guarantee are subordinate and junior in right of payment to all Senior Indebtedness (as defined in the Subordinated Debt Indenture).

SUFFICIENCY OF PAYMENTS

  As long as payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments distributable on the Capital Securities, primarily because (i) the aggregate principal amount of the Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Capital Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Subordinated Debentures will match the Distribution rate, Distribution Dates and other payment dates for the Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Issuer Trust except United States withholding taxes and the Issuer Trust's obligations to holders of the Trust Securities; and (iv) the Trust Agreement further provides that the Issuer Trust will not engage in any activity that is not consistent with the limited purposes of the Issuer Trust.

  Notwithstanding anything to the contrary in the Subordinated Debt Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder against and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF CAPITAL SECURITIES

  A holder of any Capital Security may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other person or entity. See "Description of Guarantee" in this Prospectus Supplement.

  A default or event of default under any Senior Indebtedness (as defined in the Subordinated Debt Indenture) of the Company would not necessarily constitute a default or Event of Default in respect of the Capital Securities. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness (as so defined) of the Company, the subordination provisions of the Subordinated Debt Indenture provide that no payments may be made in respect of the Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. See "Description of Subordinated Debentures--Subordination" in this Prospectus Supplement.

LIMITED PURPOSE OF ISSUER TRUST

  The Capital Securities represent undivided beneficial ownership interests in the assets of the Issuer Trust, and the Issuer Trust exists for the sole purpose of issuing its Capital Securities and Common Securities, investing the proceeds thereof in Subordinated Debentures and engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of the Trust Securities). A principal difference between the rights of a holder of a Capital Security and a holder of a Subordinated Debenture is that a holder of a Subordinated Debenture is entitled to receive from the Company payments on Subordinated Debentures held, while a holder of Capital Securities is entitled to receive Distributions or other amounts distributable with respect to the Capital Securities from the Issuer Trust (or from the Company under the Guarantee) only if and to the extent the Issuer Trust has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

  Upon any voluntary or involuntary dissolution, winding-up or liquidation of the Issuer Trust, other than any such dissolution, winding-up or liquidation involving the distribution of the Subordinated Debentures, after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law, the holders of the Capital Securities will be entitled to receive, out of assets held by the Issuer Trust, the Liquidation Distribution in cash. See "Description of Capital Securities--Liquidation Distribution Upon Dissolution" in this Prospectus Supplement. Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Issuer Trust, as registered holder of the Subordinated Debentures, would be a subordinated creditor of the Company, subordinated and junior in right of payment to all Senior Indebtedness (as defined in the Subordinated Debt Indenture) as set forth in the Subordinated Debt Indenture, but entitled to receive payment in full of all amounts payable with respect to the Subordinated Debentures before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed under the Subordinated Debt Indenture to pay for all costs, expenses and liabilities of the Issuer Trust (other than United States withholding taxes and the Issuer Trust's obligations to the holders of the Trust Securities), the positions of a holder of the Capital Securities and a holder of such Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company are expected to be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

  The following summary describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the Capital Securities and where noted constitutes the opinion of Simpson Thacher & Bartlett, special United States federal income tax counsel to the Company and the Issuer Trust ("Tax Counsel"). Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Persons (defined below) who purchase the Capital Securities upon original issuance at their original offering price. As used herein, a "United States Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof,
(iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) any trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons holding Capital Securities as part of a hedging, conversion or constructive sale transaction or a straddle or foreign investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

  The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought by the Company from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

  HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF CAPITAL SECURITIES--REDEMPTION."

CLASSIFICATION OF THE ISSUER TRUST

  In connection with the issuance of the Capital Securities, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Trust Agreement and other documents, and based upon certain facts and assumptions contained in such opinion, the Issuer Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each beneficial owner (a "holder") of Capital Securities generally will be treated as owning an undivided beneficial interest in the Subordinated Debentures and, thus, will be required to include in its gross income its pro rata share of the interest income or original issue discount that is paid or accrued on the Subordinated Debentures. See "--Interest Income and Original Issue Discount."

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

  The Company, the Issuer Trust and the holders of the Capital Securities (by acceptance of a beneficial interest in a Capital Security) will agree to treat the Subordinated Debentures as indebtedness for all United States tax purposes. Recently, a petition was filed in the United States Tax Court as a result of a challenge by the IRS of the petitioner's treatment as indebtedness of a loan issued in circumstances with similarities to the issuance of the Subordinated Debentures. Nevertheless, in connection with the issuance of the Subordinated Debentures, Tax Counsel is of the opinion that under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  It is anticipated that the Subordinated Debentures will not be issued with an issue price that is less than their stated redemption price at maturity. In such case, under applicable Treasury regulations, the Subordinated Debentures will not be considered to have been issued with original issue discount ("OID") within the meaning of section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

  If, however, the Company exercises its right to defer payments of interest on the Subordinated Debentures, the Subordinated Debentures will become OID instruments at such time and all holders will be required to accrue the stated interest on the Subordinated Debentures on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in section 1272 of the Code) during the Extension Period even though the Company will not pay such interest until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the Subordinated Debentures will be taxed as OID instruments for as long as they remain outstanding. Thus, even after the end of the Extension Period, all holders would be required to continue to include the stated interest on the Subordinated Debentures (and any de minimis OID) in income on a daily economic accrual basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Subordinated Debentures, and actual cash payments of interest on the Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a Capital Security will increase such holder's tax basis in such Capital Security, and the amount of distributions received by a holder in respect of such accrued OID will reduce the tax basis of such Capital Security.

  The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. For example, if the IRS were to assert successfully that the stated interest on the Subordinated Debentures was OID regardless of whether the Company exercises its option to defer payments of interest on such Subordinated Debentures, all holders of Capital Securities would be required to include such stated interest in income on a daily economic accrual basis as described above.

  Corporate holders of Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the Capital Securities.

DISTRIBUTION OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE ISSUER TRUST

  As described under the caption "Description of the Capital Securities-- Liquidation Distribution Upon Dissolution," Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Issuer Trust. Provided the Issuer Trust is classified as a grantor trust, such a distribution would generally be non-taxable, and would result in the holder receiving directly its pro rata share of the Subordinated Debentures previously held indirectly through the Issuer Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, a Tax Event occurs which results in the Issuer Trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to holders of Capital Securities, in which event the Company could, at its option, redeem the Subordinated Debentures and distribute the resulting cash in liquidation of the Issuer Trust.

  A holder would accrue interest in respect of the Subordinated Debentures received from the Issuer Trust in the manner described above under "--Interest Income and Original Issue Discount."

  Under certain circumstances described herein (see "Description of Capital Securities"), the Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their Capital Securities. Such a redemption would constitute a taxable disposition of the redeemed Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed Capital Securities for cash. See "--Sales of Capital Securities."

SALES OF CAPITAL SECURITIES

  A holder that sells Capital Securities will recognize gain or loss equal to the difference between the amount realized by the holder on the sale or redemption of the Capital Securities (except for an amount equal to any accrued but unpaid interest on such holder's allocable share of the Subordinated Debentures that such holder has not included in income previously which will be taxable as such) and the holder's adjusted tax basis in the Capital Securities sold or redeemed. Such gain or loss generally will be a capital gain or loss and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. Holders should consult their own tax advisors regarding the capital gains rates applicable to them. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

  As used herein, the term "Non-United States Holder" means any person that is not a United States Person. As discussed above, the Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the Subordinated Debentures. See "--Classification of the Issuer Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

    (a) no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest (which for purposes of this discussion includes any OID) on the Capital Securities (or the Subordinated Debentures) to a Non-United States Holder, provided (i) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership,
  (iii) the Beneficial Owner is not a bank whose receipt of interest on the Subordinated Debentures is described in section 881(c)(3)(A) of the Code and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

    (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Capital Securities (or the Subordinated Debentures).

  To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the Capital Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Issuer Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Person. These requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States Person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under final Treasury regulations ("Final Regulations"), the statement requirement referred to in (a)(iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 1999 with respect to an offshore account or through certain foreign intermediaries.

  If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of premium, if any, and interest (including any OID) made to such Non-United States Holder will be subject to a 30% United States withholding tax unless the Beneficial Owner provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of an applicable tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Capital Securities (or the Subordinated Debentures) is not subject to such withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States. Under the Final Regulations, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

  If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Capital Securities (or Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Person. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable tax treaty) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest would be included in such foreign corporation's earnings and profits.

  Any gain realized upon the sale or other disposition of the Capital Securities (or the Subordinated Debentures) generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business in the United States of the Non-United States Holder,
(ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Subordinated Debentures, the requirements described above are not satisfied.

INFORMATION REPORTING AND BACKUP WITHHOLDING

  Income on the Capital Securities held of record by United States Persons (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. Such income will be reported to holders on Forms 1099, which should be mailed to the holders of record prior by January 31 following each calendar year.

  "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  No information reporting or backup withholding will be required with respect to payments made by the Issuer Trust or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States Person.

  In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium on the Capital Securities (or the Subordinated Debentures) are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the Capital Securities (or the Subordinated Debentures) to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States Person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or, for taxable years beginning after December 31, 1999, a foreign partnership in which one or more United States persons, in the aggregate, own more than 50% of the income or capital interests in the partnership or which is engaged in a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States Person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

  Payment of the proceeds from disposition of Capital Securities (or Subordinated Debentures) to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a holder of the Capital Securities under the backup withholding rules generally will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

                         CERTAIN ERISA CONSIDERATIONS

  Before authorizing an investment in the Capital Securities, fiduciaries of pension, profit sharing or other employee benefit plans subject to ERISA ("Plans") should consider, among other matters, (a) ERISA's fiduciary standards (including its prudence and diversification requirements), (b) whether such fiduciaries have authority to make such investment in the Capital Securities under the applicable Plan investment policies and governing instruments, and (c) rules under ERISA and the Code that prohibit Plan fiduciaries from causing a Plan to engage in a "prohibited transaction."

  Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from, among other things, engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code (collectively, "Parties in Interest") with respect to such Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Such administrative exemptions include prohibited transaction class exemption ("PTCE"). PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

  The Department of Labor has issued a regulation (29 C.F.R. section 2510.3-
101) (the "Plan Assets Regulation") concerning the definition of what constitutes the assets of a Plan. The Plan Assets Regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed, for purposes of ERISA, to be assets of the investing Plan unless certain exceptions apply. If the underlying assets of the Issuer Trust were deemed to include "plan assets" of investing Plans, the Property "Trustee and the Company could be treated as fiduciaries under ERISA with respect to such Plans by virtue of their exercise of authority or control respecting the management or disposition of the assets of the Issuer Trust. Under such circumstances, there may have been an improper delegation by the investing Plans of the responsibility to manage Plan assets and the Company's redemption of the Subordinated Debentures could constitute a prohibited transaction under Section 406(a) of ERISA or Section 4975 of the Code.

  Pursuant to an exception contained in the Plan Assets Regulation, the assets of the Trust would not be deemed to be "plan assets" of investing Plans if the equity interests acquired by employee benefit plans are "publicly-offered securities"--that is, they are (1) widely held (i.e., owned by more than 100 investors independent of the issuer and of each other), (2) freely transferable and (3) sold as part of an offering to the public pursuant to an effective registration statement under the Securities Act and then timely registered under the Exchange Act. The Underwriters expect that the Capital Securities will be held by at least 100 independent investors at the conclusion of the offering, and that the Capital Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and it is anticipated that the Capital Securities will be timely registered under the Exchange Act. While no significant restrictions have been imposed on the transfer of the Capital Securities and, therefore, it is anticipated that the Capital Securities will be "freely tradeable" for purposes of the Plan Asset regulations, whether a security is "freely transferable" for purposes of the Plan Assets Regulation is a factual question to be determined on the basis of all relevant facts and circumstances.

  Although it is expected that the Capital Securities will meet the criteria of "publicly offered securities" described above and that, therefore, the assets of the Issuer Trust should not be deemed to be "plan assets" of an investing Plan, if the Company or the Trust is a Party in Interest with respect to the Plan, in the absence of an applicable exemption, the Plan's purchase of the Capital Securities from the Company would likely constitute a prohibited transaction under Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code. In addition, in the absence of an applicable exemption, certain other transactions coincident to the Capital Securities may involve a prohibited transaction, such as a distribution of the Subordinated Debentures from the Issuer Trust to a Plan investor.

  Any plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities should consult with their own counsel to confirm that such investment will not result in a prohibited transaction that is not subject to an exemption and will satisfy any other applicable requirements of ERISA and the Code. Each purchaser using assets of a Plan to acquire Capital Securities will be deemed to have represented that its purchase and holding of such Capital Securities will not result in a non-exempt prohibited transaction under ERISA or the Code and will be covered by the exemptive relief provided by PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 or another applicable exemption.

  Governmental Plans and certain church plans are not subject to ERISA, and are also not subject to the prohibited transaction provisions of Section 4975 of the Code. However, state laws or regulations governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and the Code discussed above. Accordingly, fiduciaries of governmental and church plans, in consultation with their advisers, should consider the impact of their respective state laws on investments in the Capital Securities and the considerations discussed above to the extent applicable.

                                 UNDERWRITERS

  Subject to the terms and conditions set forth in the Underwriting Agreement dated August 5, 1998 (the "Underwriting Agreement") among the Company, the Issuer Trust, and each of the underwriters named therein (the "Underwriters"), the Issuer Trust has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, severally but not jointly, the respective number of the Capital Securities set forth opposite their names below:

                                                                  NUMBER  OF
          NAME                                                CAPITAL SECURITIES
          ----                                                ------------------
      Morgan Stanley & Co. Incorporated......................      911,600
      Merrill Lynch, Pierce, Fenner & Smith
               Incorporated..................................      911,400
      NationsBanc Montgomery Securities LLC..................      911,400
      PaineWebber Incorporated...............................      911,400
      Prudential Securities Incorporated.....................      911,400
      Smith Barney Inc. .....................................      911,400
      Stephens Inc. .........................................      911,400
      BT Alex Brown Incorporated.............................       60,000
      Bear, Stearns & Co. Inc. ..............................       60,000
      CIBC Oppenheimer Corp. ................................       60,000
      A.G. Edwards & Sons, Inc. .............................       60,000
      Goldman, Sachs & Co. ..................................       60,000
      Lehman Brothers Inc. ..................................       60,000
      Morgan Keegan & Company, Inc. .........................       60,000
      Schroder & Co. Inc. ...................................       60,000
      SG Cowen Securities Corporation........................       60,000
      Advest, Inc. ..........................................       30,000
      Robert W. Baird & Co. Incorporated.....................       30,000
      William Blair & Company, L.L.C. .......................       30,000
      Blaylock & Partners, L.P. .............................       30,000
      J.C. Bradford & Co. ...................................       30,000

                                                                 NUMBER  OF
          NAME                                               CAPITAL SECURITIES
          ----                                               ------------------
      Craigie Incorporated..................................        30,000
      Crowell, Weedon & Co. ................................        30,000
      Dain Rauscher Incorporated............................        30,000
      Davenport & Company LLC...............................        30,000
      Doley Securities, Inc. ...............................        30,000
      Fahnestock & Co. Inc. ................................        30,000
      Ferris, Baker Watts, Incorporated.....................        30,000
      Fidelity Capital Markets,
       A Division of National Financial Services Corpora-
       tion ................................................        30,000
      Fifth Third/The Ohio Company..........................        30,000
      First Albany Corporation..............................        30,000
      First of Michigan Corporation.........................        30,000
      Gibraltar Securities Co. .............................        30,000
      J. J. B. Hilliard, W.L. Lyons, Inc. ..................        30,000
      Interstate/Johnson Lane Corporation...................        30,000
      Janney Montgomery Scott Inc. .........................        30,000
      Kirkpatrick, Pettis, Smith, Polian Inc. ..............        30,000
      Legg Mason Wood Walker, Incorporated..................        30,000
      McDonald & Company Securities, Inc. ..................        30,000
      Mesirow Financial, Inc. ..............................        30,000
      Olde Discount Corporation.............................        30,000
      Pershing Division of Donaldson, Lufkin & Jenrette
       Securities Corporation...............................        30,000
      Piper Jaffray Inc. ...................................        30,000
      Raymond James & Associates, Inc. .....................        30,000
      The Robinson-Humphrey Company, LLC....................        30,000
      Roney Capital Markets
       A Division of First Chicago Capital Markets, Inc.....        30,000
      Scott & Stringfellow, Inc. ...........................        30,000
      Sterne, Agee & Leach, Inc. ...........................        30,000
      Stifel, Nicolaus & Company, Incorporated..............        30,000
      Tucker Anthony Incorporated...........................        30,000
      Wedbush Morgan Securities.............................        30,000
      Wheat First Securities, Inc. .........................        30,000
                                                                 ---------
        Total...............................................     8,000,000
                                                                 =========

  The Underwriting Agreement provides that the obligations of the several Underwriters to pay for and accept delivery of the Capital Securities are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are committed to take and pay for all the Capital Securities if any are taken.

  The initial purchase price for the Capital Securities will be the initial offering price set forth on the cover page of this Prospectus Supplement (the "Capital Securities Offering Price"). The Underwriters propose to offer the Capital Securities at the Capital Securities Offering Price, and all or part to certain dealers at a price that represents a concession not in excess of $.50 per Capital Security. The Underwriters may allow, and such dealers may reallow, a concession not in excess of $.45 per Capital Security to certain other dealers. After the initial public offering, the public offering price, concession and discount may be changed by the Underwriters named on the cover page hereof.

  In view of the fact that the proceeds from the sale of the Capital Securities will be used to purchase the Subordinated Debentures issued by the Company, the Underwriting Agreement provides that the Company will pay as compensation for the Underwriters arranging the investment therein of such proceeds an amount of $.7875 per Capital Security (or $6,300,000 in the aggregate) for the accounts of the Underwriters.

  Prior to this offering, there has been no public market for the Capital Securities. Application has been made to list the Capital Securities on the NYSE. Trading of the Capital Securities on the NYSE is expected to commence within a 30-day period after the initial delivery of the Capital Securities.

  The Underwriters have advised the Company that they intend to make a market in the Capital Securities prior to commencement of trading on the NYSE, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Capital Securities.

  In order to meet one of the requirements for listing the Capital Securities on the NYSE, the Underwriters will undertake to sell lots of 100 or more Capital Securities to a minimum of 400 beneficial holders.

  The Company and the Issuer Trust have agreed that, during the period beginning on the date of the Underwriting Agreement and continuing to and including the closing under the Underwriting Agreement, neither will offer, sell, contract to sell or otherwise dispose of any securities of the Company or the Issuer Trust that are substantially similar to the Capital Securities, or that are convertible into or exchangeable for, or otherwise represent a right to acquire, any such securities, except in the offering or with the prior written consent of the Underwriters.

  The Company and the Issuer Trust have agreed to indemnify the Underwriters and certain other persons against certain liabilities, including liabilities under the Securities Act and to contribute to payments the Underwriters may be required to make in respect thereof.

  In connection with the offering of the Capital Securities, the Underwriters and any selling group members and their respective affiliates may engage in transactions to stabilize, maintain or otherwise affect the market price of the Capital Securities. Specifically, the Underwriters may overallot by selling more Capital Securities than they are committed to purchase from the Issuer Trust. In such a case, to cover all or part of the short position, the Underwriters may purchase Capital Securities in the open market following completion of the initial offering of the Capital Securities. The Underwriters also may engage in stabilizing transactions in which they bid for, and purchase, Capital Securities at a level above that which might otherwise prevail in the open market for the purpose of preventing or retarding a decline in the market price of the Capital Securities. The Underwriters also may reclaim any selling concessions allowed to an Underwriter or a dealer if the Underwriters repurchase Capital Securities distributed by that Underwriter or dealer. Any of the foregoing transactions may result in the maintenance of a price for the Capital Securities at a level above that which might otherwise prevail in the open market. Neither the Company nor any Underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Capital Securities. The Underwriters are not required to engage in any of the foregoing transactions and, if commenced, such transactions may be discontinued at any time without notice.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or financial services to the Company, for which such Underwriters or their affiliates have received or will receive customary fees and commissions. Morgan Stanley & Co. Incorporated advised the Company with respect to the Acquisition for which it received customary compensation.

                                $2,500,000,000

                                DILLARD'S, INC.

                                DEBT SECURITIES
                               EQUITY SECURITIES

                           DILLARD'S CAPITAL TRUST I
                          DILLARD'S CAPITAL TRUST II
                          DILLARD'S CAPITAL TRUST III
                          DILLARD'S CAPITAL TRUST IV
                           DILLARD'S CAPITAL TRUST V

                              CAPITAL SECURITIES
                     FULLY AND UNCONDITIONALLY GUARANTEED,
                      TO THE EXTENT DESCRIBED HEREIN, BY

                                DILLARD'S, INC.

  Dillard's, Inc. (the "Company"), may offer and issue from time to time, together or separately, (i) its debt securities ("Debt Securities") in one or more series, (ii) shares of its Class A Common Stock, par value $.01 per share ("Class A Common Stock") and (iii) shares of its Additional Preferred Stock, par value $.01 per share ("Preferred Stock" and, together with the Class A Common Stock, "Equity Securities"), with such terms as are described herein and in the applicable Prospectus Supplement.

  Dillard's Capital Trust I, Dillard's Capital Trust II, Dillard's Capital Trust III, Dillard's Capital Trust IV and Dillard's Capital Trust V, each a trust created under the laws of the State of Delaware (each an "Issuer Trust," and collectively, the "Issuer Trusts"), may severally offer and issue from time to time equity securities (the "Capital Securities") representing preferred beneficial ownership interests in such Issuer Trust with such terms as are described herein and in the applicable Prospectus Supplement. The Company will be the owner, directly or indirectly, of the common securities (the "Common Securities" and, together with the Capital Securities, the "Trust Securities") representing common beneficial ownership interests in each Issuer Trust. Payment to holders of Capital Securities of cash distributions thereon ("Distributions"), and amounts payable upon redemption thereof, liquidation of the applicable Issuer Trust or otherwise, will be guaranteed by the Company to the extent described herein and in the applicable Prospectus Supplement (each, a "Guarantee"). The only assets of an Issuer Trust will be Debt Securities purchased from the Company with the proceeds from the issuance of its Trust Securities. Each Guarantee will rank pari passu with the Debt Securities purchased with the proceeds of the Capital Securities covered by such Guarantee. If specified in the applicable Prospectus Supplement, such Debt Securities may be distributed pro rata to holders of Trust Securities at such times as may be described herein or in such Prospectus Supplement.

  The Debt Securities, Equity Securities, Capital Securities and Guarantees are sometimes herein referred to individually as a "Security" and collectively as the "Securities." This Prospectus may not be used to consummate sales of Securities unless accompanied by a Prospectus Supplement.

                               ----------------

THESE SECURITIES HAVE  NOT BEEN APPROVED OR DISAPPROVED BY  THE SECURITIES AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON    THE   ACCURACY   OR   ADEQUACY   OF    THIS   PROSPECTUS.
   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ----------------

  Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the

                                                       (continued on next page)

(continued from previous page)

purchase price less commission in the case of sales through an agent--in each case, less other expenses attributable to issuance and distribution. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.

  The aggregate initial public offering price of all Equity Securities, Debt Securities (other than Debt Securities purchased by Issuer Trusts) and Capital Securities issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $2,500,000,000 or the equivalent thereof in any foreign currency or composite currency. Unless specified in the applicable Prospectus Supplement, the Debt Securities and the Capital Securities will be issued in registered form without coupons.

  Certain specific terms of the Securities in respect of which this Prospectus is being delivered will be described in the accompanying Prospectus Supplement, including without limitation and where applicable, (a) in the case of the Debt Securities, series designation, ranking, aggregate principal amount, denominations, maturity date (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, interest deferral terms, if any, place or places where and currency or currency units in which principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into Class A Common Stock or other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Capital Securities, the identity of the Issuer Trust, title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where and currency or currency units in which Distributions and other amounts will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms, and (c) in the case of Preferred Stock, the specific title and stated value, any dividend, liquidation, redemption, voting and other rights, any terms for conversion into Class A Common Stock, the initial offering or purchase price, methods of distribution and any other special terms.

  The applicable Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Securities and will set forth the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of the Securities being offered and the managing underwriters with respect to any Securities sold to or through underwriters.

  No dealer, salesperson or other person has been authorized in connection with any offering made hereby to give any information or to make any representations not contained or incorporated by reference in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter agent or dealer. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the Securities offered hereby, nor does it constitute an offer to sell or a solicitation of an offer to buy the Securities to any person in any jurisdiction in which it is unlawful to make such offer or solicitation to such person. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any date subsequent to the date hereof or that there has been no change in the affairs of the Company since the date hereof.

                               ----------------

                 The date of this Prospectus is July 24, 1998.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, such material may be accessed at the Commission's Website (http:/www.sec.gov). Such material can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005 on which certain of the Company's securities are listed.

  This Prospectus constitutes a part of a Registration Statement filed by the Company and the Issuer Trusts with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the related exhibits for further information with respect to the Company, the Issuer Trusts and the Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

  No separate financial statements of any Issuer Trust have been included herein. The Company and the Issuer Trusts do not consider that such financial statements would be material to holders of the Capital Securities because each Issuer Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding Debt Securities as trust assets and issuing the Trust Securities. See "The Issuer Trusts," "Description of Capital Securities," "Description of Debt Securities" and "Description of Guarantees." In addition, the Company does not expect that any of the Issuer Trusts will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed with the Commission under the Exchange Act by the Company are incorporated herein by reference:

    (a) Annual Report on Form 10K for the fiscal year ended January 31, 1998;

    (b) Quarterly Report on Form 10-Q for the quarter ended May 2, 1998;

    (c) Current Reports on Form 8-K dated February 19, 1998 and May 16, 1998;
  and

    (d) Description of the Company's Class A Common Stock contained in its Registration Statement on Form 8-A, dated June 7, 1989.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Copies of the above documents (excluding exhibits) may be obtained upon request without charge from the Company, 1600 Cantrell Road, Little Rock, Arkansas 72201, Attention: James I. Freeman (telephone number 501-376-5200).

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

  This prospectus, including any documents that are incorporated by reference as set forth in "Incorporation of Certain Documents by Reference," contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as "anticipates," "estimates," "projects," "management believes," "the Company believes" and similar words or phrases. Such statements involve risks and uncertainties and are subject to change based on various important factors. The following factors, among others, could affect the Company's financial performance and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: economic and weather conditions in the regions in which the Company's stores are located and their effect on the buying patterns of the Company's customers, changes in consumer spending patterns and debt levels, trends in personal bankruptcies and the impact of competitive market forces.

                                  THE COMPANY

  Dillard's, Inc. is a regional group of traditional department stores operating, as of January 31, 1998, 270 stores in Alabama, Arizona, Arkansas, California, Colorado, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Mississippi, Missouri, Nebraska, Nevada, New Mexico, North Carolina, Ohio, Oklahoma, South Carolina, Tennessee, Texas, Virginia, Utah and Wyoming. The stores vary from 30,000 square feet to 409,000 square feet in size, with the area of typical stores ranging between 80,000 to 220,000 square feet, and the average store size being approximately 160,000 square feet. The stores are owned either by the Company or a wholly owned subsidiary, with the exception of 66 stores, which are leased from third parties. The stores feature branded and private label goods in the middle to upper-middle price ranges and cater to a broad spectrum of the population. Most of the stores are full-line department stores and sell quality name-brand and private label apparel and accessories for men, women and children, as well as accessories for the home such as linens and domestics, china, silverware, draperies and housewares. Special emphasis is placed on fashion-oriented apparel.

  The Company is incorporated under the laws of the State of Delaware. The executive offices of the Company are located at 1600 Cantrell Road, Little Rock, Arkansas 72201, telephone number: 501-376-5200.

                              RECENT DEVELOPMENT

  The Company has entered into an Agreement and Plan of Merger, dated as of May 16, 1998 (the "Merger Agreement"), providing for the acquisition of the stock of Mercantile Stores Company, Inc. ("Mercantile"). Mercantile is a conventional department store retailer engaged in the general merchandising business. Mercantile operates 103 department stores and 16 home fashion stores under 13 different names in a total of 17 states. A subsidiary, Mercantile Credit Corp., provides servicing for Mercantile's private label credit program.

  MSC Acquisitions, Inc., a Delaware corporation ("NEWCO") and a newly formed wholly owned subsidiary of the Company, has offered to purchase all of the outstanding shares of Common Stock, par value $.14 2/3 per share (the "Shares"), of Mercantile at a purchase price of $80 per Share, net to the seller in cash without interest thereon.

  The Merger Agreement provides that, following the completion of the offer, NEWCO will be merged with and into Mercantile (the "Acquisition"). Following the Acquisition, Mercantile will continue as the surviving corporation and become a direct, wholly owned subsidiary of the Company.

  Stockholders of Mercantile representing approximately 40% of the issued and outstanding Shares have contractually agreed, among other things, to tender their Shares in the offer, provide the Company with an irrevocable proxy, grant an option at the $80 offer price and otherwise support the transaction with the Company.

  The offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration date for the offer a number of Shares which, together with any Shares owned, directly or indirectly, by the Company or NEWCO, constitutes more than 50% of the voting power (determined on a fully-diluted basis), on the date of purchase, of all the securities entitled to vote generally in the election of directors or in a merger (the "Minimum Condition"). If the Company purchases not less than that number of Shares needed to satisfy the Minimum Condition, it will be able to effect the Acquisition without the affirmative vote of any other stockholder of Mercantile.

  Under the Merger Agreement, the respective obligations of the Company, NEWCO and Mercantile under the Acquisition shall be subject to the satisfaction at or prior to the effective time of the Acquisition of the following conditions
(a) as required by the Delaware General Corporation Law (the "DGCL"), the Merger Agreement shall have been approved by the affirmative vote of the stockholders of Mercantile by the requisite vote in accordance with Mercantile's Certificate of Incorporation and the DGCL (which Mercantile has represented shall be solely the affirmative vote of a majority of the outstanding Shares); (b) no statute, rule, regulation, executive order, decree, ruling, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any United States, foreign, federal or state court or governmental authority which prohibits, restrains, enjoins or restricts the consummation of the Acquisition; (c) NEWCO shall have purchased Shares pursuant to the offer and (d) any waiting period applicable to the Acquisition under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), shall have been terminated or expired.

  The Company believes that the Acquisition is highly probable although there can be no assurance that the Acquisition will be completed.

  The Company issued a press release on June 4, 1998, announcing the receipt of a request by the Federal Trade Commission (the "FTC") for additional information in connection with the Company's HSR Act filing. As a result of the request by the FTC, NEWCO extended the period during which its tender offer for Shares will remain open to 12:00 Midnight, New York City Time, on Wednesday, August 5, 1998.

                               THE ISSUER TRUSTS

  Each Issuer Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on July 14, 1998. Each Issuer Trust will be governed by an amended and restated trust agreement (each, a "Trust Agreement") among the Company, as Depositor, Chase Manhattan Bank Delaware, as Delaware Trustee, The Chase Manhattan Bank, as Property Trustee (together with the Delaware Trustee, the "Issuer Trustees") and two individuals selected by the holders of the Common Securities to act as administrators with respect to such Issuer Trust (the "Administrators") and the holders, from time to time, of the Trust Securities. The Company, as the holder of the Common Securities, intends to select two individuals who are employees or officers of or affiliated with the Company to serve as the Administrators. Each Issuer Trust exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to invest in a series of Debt Securities and (iii) engaging in only those other activities necessary, convenient or incidental thereto (such as registering the transfer of Trust Securities). Accordingly, Debt Securities will be the sole assets of each Issuer Trust, and payments under the Debt Securities owned by an Issuer Trust will be the sole revenue of such Issuer Trust.

  All of the Common Securities of each Issuer Trust will be owned directly or indirectly by the Company. The Common Securities of an Issuer Trust will rank pari passu, and payments will be made thereon pro rata, with the Capital Securities of such Issuer Trust, except that upon the occurrence and continuance of a Debenture Event of Default (as defined herein) arising as a result of any failure by the Company to pay any amounts in respect of the Debt Securities owned by such Issuer Trust when due, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities of such Issuer Trust. See "Description of Capital Securities--Subordination of Common Securities." Unless otherwise specified in the applicable Prospectus Supplement, the Company will acquire, directly or indirectly, Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Issuer Trust. Unless otherwise specified in the applicable Prospectus Supplement, each Issuer Trust will have a term of approximately 40 years from the date on which it initially issues its Capital Securities, but may dissolve earlier as provided in the applicable Trust Agreement and described in the applicable Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the name and address of the Delaware Trustee for each Issuer Trust will be Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801, and the name and address of the Property Trustee, the Guarantee Trustee and the Debt Securities Trustee for each Issuer Trust will be The Chase Manhattan Bank, 450 West 33rd Street, 15th Floor , New York, New York 10001.

  It is anticipated that no Issuer Trust will be subject to the reporting requirements under the Exchange Act.

                                USE OF PROCEEDS

  The Issuer Trusts will use all proceeds from the sale of Trust Securities to purchase Debt Securities from the Company. Unless otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of its Equity Securities and/or Debt Securities (including Debt Securities issued to the Issuer Trusts) for general corporate purposes, which may include additions to working capital, financing of acquisitions, the repurchase of outstanding Class A Common Stock and the repayment of indebtedness or for such other purposes as are set forth in the applicable Prospectus Supplement.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for each of the years in the five year period ended January 31, 1998 and for the three months ended May 2, 1998 and May 3, 1997. For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges (less capitalized interest of preferred stock dividends), and fixed charges consist of interest expense, capitalized interest and the interest portion of rent expense which is approximated at one-third of rent expense.

    THREE MONTHS
        ENDED                            FISCAL YEAR ENDED
   ------------------    ------------------------------------------------------------
   MAY 2,     MAY 3,     JAN. 31,     FEB. 1,     FEB. 3,     JAN. 28,     JAN. 29,
    1998       1997        1998        1997        1996*        1995         1994
   ------     ------     --------     -------     -------     --------     --------
    3.61       3.63        3.69        3.61        2.86         3.72         3.57

  --------
  *53 weeks

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

  The following table sets forth the ratio of earnings to combined fixed charges and preferred stock dividends for the Company for each of the years in the five year period ended January 31, 1998 and for the three months ended May 2, 1998 and May 3, 1997. For purposes of computing the ratio, earnings consist of earnings before income taxes plus fixed charges (less capitalized interest) and preferred stock dividends, and fixed charges consist of interest expense, capitalized interest and the interest portion of rent expense which is approximated at one-third of rent expense.

    THREE MONTHS
        ENDED                            FISCAL YEAR ENDED
   ------------------    ------------------------------------------------------------
   MAY 2,     MAY 3,     JAN. 31,     FEB. 1,     FEB. 3,     JAN. 28,     JAN. 29,
    1998       1997        1998        1997        1996*        1995         1994
   ------     ------     --------     -------     -------     --------     --------
    3.61       3.62        3.69        3.61        2.86         3.72         3.57

  --------
  *53 weeks

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") will constitute either senior or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under an Indenture dated as of May 15, 1988, as supplemented by a First Supplemental Indenture dated as of December 16, 1988, a Second Supplemental Indenture dated as of September 14, 1990, and a Third Supplemental Indenture to be entered into (the Indenture, as supplemented, being referred to herein as the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, and, in the case of Debt Securities that will be subordinated debt, under a Subordinate Indenture to be entered into between the Company and The Chase Manhattan Bank, as Trustee (the "Subordinated Debt Indenture"), copies of which are fixed as exhibits to the Registration Statement. The Senior

Debt Indenture and Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The following summaries of certain provisions of the Indentures do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indentures, including the definitions therein of certain terms. Whenever particular sections of, or terms defined in, the Indentures are referred to, such sections or defined terms are incorporated herein by reference.

GENERAL

  The Debt Securities will be either unsecured senior or subordinated obligations of the Company.

  Neither Indenture limits the aggregate principal amount of the Debt Securities or of any particular series of Offered Debt Securities and provides that Debt Securities may be issued thereunder from time to time in one or more series. All Debt Securities of any series need not be issued at the same time or bear interest at the same rate or mature on the same date.

  Reference is made to the Prospectus Supplement (the "Prospectus Supplement") relating to the Offered Debt Securities for the following terms thereof: (1) the title of the Offered Debt Securities; (2) classification as senior or subordinated Debt Securities; (3) any limit on the aggregate principal amount of the Offered Debt Securities; (4) the date or dates on which the Offered Debt Securities will mature; (5) the rate or rates per annum (or the method of calculating such rates) at which the Offered Debt Securities will bear interest, if any, and the date from which such interest, if any, will accrue;
(6) the Interest Payment Dates on which any such interest on the Offered Debt Securities will be payable, the Regular Record Date for any interest payable on any Offered Debt Securities on any Interest Payment Date, any provisions relating to the deferral of interest, and the extent to which, or the manner in which, any interest payable on a global Debt Security (a "Global Note") on an Interest Payment Date will be paid if other than in the manner described under "Global Notes" below; (7) the dates, if any, on which and the price or prices at which the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of any such sinking funds; (8) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the holder thereof and other detailed terms and provisions of any such optional redemption; (9) the right of the Company to defease the Offered Debt Securities or certain covenants under the Indentures; (10) the currency or currencies, which may be a composite currency such as the European Currency Unit, of payment of principal of and premium, if any, and interest on the Offered Debt Securities, if other than U.S. dollars; (11) whether the Offered Securities are to be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; (12) whether the Offered Securities are to be issued in whole or in part in the form of one or more Global Notes and, if so, the identity of the depositary, if any, for such Global Note or Notes; (13) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to the Offered Securities; (14) any index used to determine the amount of payments of principal of and premium, if any, and interest on the Offered Debt Securities; and (15) any other terms of the Offered Debt Securities not inconsistent with the terms of the Indentures.

  Unless otherwise indicated in the Prospectus Supplement relating thereto, principal of and any premium and interest on the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registrable, at the corporate trust office of the Trustee in New York, New York, provided that, at the option of the Company, payment of any interest may be made by check mailed to the address of the person entitled thereto as it appears in the Security Register. Unless otherwise indicated in the Prospectus Supplement relating thereto, payment of any interest due on any Offered Debt Security will be made to the Person in whose name such Offered Debt Security is registered at the close of business on the Regular Record Date for such interest. (Indentures, Sections 301, 305, 307 and 1002)

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof, and no service charge will be made for any transfer or exchange of such Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Indentures, Sections 302 and 305)

  Debt Securities may be issued under either Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special Federal income tax, accounting and other considerations applicable thereto will be described in the Prospectus Supplement relating to any such Original Issue Discount Securities.

SENIOR DEBT

  Debt Securities that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company.

SUBORDINATED DEBT

  Debt Securities that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture.

  Debt Securities issued under the Subordinated Debt Indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness," as defined therein, of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as obligations (other than nonrecourse obligations, the Debt Securities issued under the Subordinated Debt Indenture and any other obligations specifically designated as being subordinate in right of payment to such Senior Indebtedness) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations. (Subordinated Debt Indenture, Section 1.01)

  In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding in respect of the Company or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness (as defined in the Subordinated Debt Indenture) or
(ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined in the Subordinated Debt Indenture or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on Debt Securities issued under the Subordinated Debt Indenture shall have been declared due and payable upon an Event of Default pursuant to Section 5.01 of the Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness (as defined in the Subordinated Debt Indenture) shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of Debt Securities issued under the Subordinated Debt Indenture are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Debt Securities. (Subordinated Debt Indenture, Section 13.01) If this Prospectus is being delivered in connection with a series of Debt Securities issued under the Subordinated Debt Indenture, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness (as defined in the Subordinated Debt Indenture) outstanding as of the end of the most recent fiscal quarter.

CERTAIN COVENANTS OF THE COMPANY

  Restrictions on Liens. The Senior Debt Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness secured by any mortgage, security interest, pledge, lien or other encumbrance (herein referred to as a "Mortgage" or "Mortgages") upon any Operating Property or Operating Asset of the Company or any Restricted Subsidiary, whether such assets are now owned or hereafter acquired, without in any such case effectively providing that the Debt Securities (together with, if the Company shall so determine, any other Indebtedness ranking equally with the Debt Securities) shall be secured equally and ratably with such Indebtedness except that the foregoing restrictions shall not apply to (i) the giving, simultaneously with or within 180 days after the latest of May 15, 1988, or the acquisition or construction of such property, of a purchase money Mortgage on property acquired or constructed after May 15, 1988, or the acquisition after May 15, 1988, of property subject to any Mortgage which is limited to such property and which secures Indebtedness not in excess of the lesser of the cost or fair market value of such property, (ii) the giving by the Company or a Restricted Subsidiary of a Mortgage on real property which is the sole security for Indebtedness incurred within two years after the latest of May 15, 1988, the acquisition of the property or completion of the first substantial improvements thereon, provided that the Indebtedness does not exceed the lesser of the cost of the property and improvements or their fair market value and the holder of such Indebtedness is entitled to enforce its payment only by resorting to such security, and (iii) Mortgages, or renewals thereof, existing on the date of the Senior Debt Indenture or on assets of a Restricted Subsidiary existing on the date it became a Subsidiary. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may create or assume Mortgages in addition to those permitted above, and renew, extend or replace such Mortgages provided that at the time of such creation, assumption, renewal, extension or replacement, and after giving effect thereto, Exempted Debt does not exceed 5% of Consolidated Net Tangible Assets. (Senior Debt Indenture, Section 1007) On May 15, 1988, no Operating Properties were subject to any liens.

  Restrictions on Sale and Leaseback Transactions. The Senior Debt Indenture provides that the Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or any Restricted Subsidiary of any Operating Property or Operating Asset which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (a "Sale and Leaseback Transaction") unless the net proceeds of such sale or transfer have been determined by the Company's Board of Directors to be at least equal to the fair value of such Operating Property or Operating Assets at the time of such sale and transfer and (i) within 180 days after the receipt of the proceeds of such sale and transfer, either the Company or any Restricted Subsidiary applies an amount equal to such net proceeds to the prepayment or retirement (other than any mandatory prepayment or retirement) of Senior Funded Debt of the Company or such Restricted Subsidiary, or (ii) the Company or such Restricted Subsidiary would be entitled, at the time of the effective date of such sale or transfer, to incur indebtedness secured by a Mortgage on such Operating Property or Operating Assets in an amount at least equal to the Attributable Debt in respect thereof, without equally and ratably securing the Debt Securities pursuant to the "Restrictions on Liens" described above. The foregoing restriction shall not apply to (i) any Sale and Leaseback Transaction for a term of not more than two years, including renewals, (ii) in the case of any Operating Property acquired or constructed subsequent to May 15, 1986, any Sale and Leaseback Transaction with respect thereto (including presently owned real property upon which such Operating Property is to be constructed) if a binding commitment is entered into within two years after the later of the acquisition of the property or completion of the first substantial improvements thereon and (iii) any Sale and Leaseback Transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries provided that the lessor shall be the Company or a whollyowned Restricted Subsidiary. (Senior Debt Indenture, Section 1008)

  Exempted Debt. Notwithstanding the restrictions in the Senior Debt Indenture on (i) Mortgages and (ii) Sale and Leaseback Transactions, the Company or its Restricted Subsidiaries may, in addition to amounts permitted under such restrictions, create Indebtedness secured by Mortgages, or enter into Sale and Leaseback Transactions, provided that, after giving effect thereto, the aggregate outstanding amount of all such Indebtedness secured by Mortgages plus Attributable Debt resulting from such Sale and Leaseback Transactions does not exceed 5% of Consolidated Net Tangible Assets (collectively, the "Exempted Debt"). (Senior Debt Indenture, Sections 1007(b) and 1008(b))

  No Special Protection in the Event of a Highly Leveraged Transaction. Unless otherwise indicated in the Prospectus Supplement relating thereto, the terms of the Offered Debt Securities will not afford the holders special protection in the event of a highly leveraged transaction.

CERTAIN DEFINITIONS

  Set forth below are certain significant terms which are defined in Section 101 of the Senior Debt Indenture:

  "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the actual rate of interest of such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

  "Capitalized Lease Obligations" means obligations created pursuant to leases which are required to be shown on the liability side of a balance sheet in accordance with generally accepted accounting principles.

  "Consolidated" when used with respect to any of the terms defined in the Senior Debt Indenture, refers to such terms as reflected in a consolidation of the accounts of the Company and its Restricted Subsidiaries in accordance with generally accepted accounting principles.

  "Funded Debt" means indebtedness which matures more than one year from the date of computation, or which is extendable or renewable at the sole option of the obligor so that it may become payable more than one year from such date, but, generally, shall not include obligations created pursuant to leases.

  "Indebtedness" means, generally, all obligations for borrowed money, including obligations secured by liens on property owned by a person whether or not such person is directly liable therefor.

  "Investment" means and includes any investment in stock, evidences of indebtedness, loans or advances, however made or acquired, but shall not include accounts receivable of the Company or of any Restricted Subsidiary arising from transactions in the ordinary course of business, or any evidences of indebtedness, loans or advances made in connection with the sale to any Subsidiary of accounts receivable of the Company or any Restricted Subsidiary arising from transactions in the ordinary course of business of the Company or any Restricted Subsidiary.

  "Net Tangible Assets" means the total amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet after deducting therefrom (i) all liability items except Funded Debt, Capitalized Lease Obligations, stockholders' equity and reserves for deferred income taxes, (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each such case would be so included on such balance sheet, (iii) Investments (less applicable reserves) in, or equity in the net assets of, NonRestricted Subsidiaries in excess of the amount of such Investments and equity in net assets on January 30, 1988, and (iv) capitalized property rights created pursuant to Capitalized Lease Obligations. As of January 30, 1988, the amount of Investments in, or equity in the net assets of, NonRestricted Subsidiaries totaled approximately $308,320,000.

  "Operating Assets" means all merchandise inventories, furniture, fixtures and equipment (including all transportation and warehousing equipment but excluding office equipment and data processing equipment) owned by the Company or a Restricted Subsidiary.

  "Operating Property" means all real property and improvements thereon owned by the Company or a Restricted Subsidiary and constituting, without limitation, any store, warehouse, service center or distribution center wherever located; provided that such term shall not include any store, warehouse, service center or distribution center which the Company's Board of Directors declares by resolution not to be of material importance to the business of the Company and its Restricted Subsidiaries.

  "Restricted Subsidiaries" means all Subsidiaries other than NonRestricted Subsidiaries. "NonRestricted Subsidiaries" means (i) any Subsidiary so designated by the Board of Directors of the Company in accordance with the Indenture, and (ii) any other Subsidiary of which the majority of the voting stock is owned directly or indirectly by one or more NonRestricted Subsidiaries. The Senior Debt Indenture provides that the Company's Board of Directors may change the designations of Restricted Subsidiaries and NonRestricted Subsidiaries. (Senior Debt Indenture, Section 1009) Initially the Company will have no Restricted Subsidiaries.

  "Senior Funded Debt" means all Funded Debt of the Company or any person (except Funded Debt, the payment of which is subordinated to the payment of the Debt Securities).

  "Subsidiary" means any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation or business entity is at the time owned or controlled by the Company, or by the Company and one or more Subsidiaries, or by any one or more Subsidiaries.

MERGER AND CONSOLIDATION

  Each Indenture provides that the Company may, without the consent of the Holders of the Debt Securities, consolidate with or merge into any other corporation, or convey, transfer or lease its properties and assets substantially as an entirety to any person, provided that in any such case (i) the successor corporation shall be a domestic corporation and such corporation shall assume by a supplemental indenture the Company's obligations under such Indenture and the Debt Securities, (ii) immediately after such transaction, no Event of Default shall have happened and be continuing, and (iii) if as a result of any such merger, consolidation, or such conveyance, transfer or lease an Operating Property of the Company would become subject to a Mortgage which would not be permitted under "Restrictions on Liens" described above, the senior Debt Securities would be secured, equally and ratably with (or prior to) all indebtedness so secured. Upon compliance with these provisions by a successor corporation, the Company (except in the case of a lease) would be relieved of its obligations under each Indenture and the Debt Securities. (Indentures, Sections 801 and 802)

EVENTS OF DEFAULT

  The following will be Events of Default under each Indenture with respect to Debt Securities of any series: (a) default in payment of principal of or premium, if any, on any Debt Security of that series when due; (b) default in payment of any interest on any Debt Security of that series when due, continued for 30 days; (c) default in the deposit of any sinking fund payment, when due, in respect of any Debt Security of that series; (d) default in the performance or breach of any other covenant or warranty of the Company in such Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in such Indenture specifically dealt with or which has been included in such Indenture solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice as provided in such Indenture; (e) if so specified in the Prospectus Supplement accompanying this Prospectus that this clause (e) shall apply to the Debt Securities of that series (and set forth in the Prospectus Supplement relating to the Debt Securities of that series), acceleration of any indebtedness for money borrowed by the Company or any of its Subsidiaries under the terms of the instrument under which such indebtedness is issued or secured in an aggregate principal amount exceeding $20 million, if such acceleration is not discharged within 10 days after written notice as provided in such Indenture, or failure by the Company or any of its Subsidiaries to pay any such indebtedness at the later of final maturity or upon expiration of any applicable period of grace with respect to such principal amount, and such failure to pay shall not have been cured by the Company or any of its Subsidiaries within 30 days after such failure; (f) bankruptcy, insolvency or reorganization; and (g) any other Event of Default provided with respect to Debt Securities of that series. No Event of Default with respect to a particular series of Debt Securities issued under such Indenture (except as to such events in bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. (Indentures, Section 501)

  If an Event of Default (other than an Event of Default specified in clause
(f) above) with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the Trustee if given by Holders), declare to be due and payable immediately the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities of that series. However, at any time after such a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, with respect to Debt Securities of that series have been cured or waived as provided in such Indenture. (Indentures, Section 502) For information as to waiver of defaults, see "Modification and Waiver" herein. Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof. If an Event of Default specified in clause (f) above occurs, the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all Debt Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

  Subject to the provisions of the Indentures relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, each Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security and indemnity. (Indentures, Sections 601 and 603) Subject to such provisions for security and indemnification of the Trustee and certain other rights of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Indentures, Section 512)

  No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to either Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable security and indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (Indentures, Section 507) Notwithstanding the foregoing, the Holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment. (Indentures, Section
508)

  Each Indenture requires the Company to furnish to the Trustee annually a statement as to compliance with such Indenture. (Indentures, Section 1011) Each Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except in payment of principal, any premium, interest or any sinking fund payments) with respect to Debt Securities of such series if it considers it in the interest of the Holders of Debt Securities of such series to do so. (Indentures, Section 602)

MODIFICATION AND WAIVER

  Modifications and amendments of each Indenture may be made by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of each series affected by such modifications or amendments; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the stated maturity date of the principal of, or any installment of principal of or interest on, any Debt Security, (b) reduce the principal amount of, or the premium (if any) or any interest on, any Debt Security or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon acceleration, (c) change the place or currency of payment of principal of, or premium (if any) or interest on, any Debt Security, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the stated maturity date, or (e) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of such Indenture, for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults. (Indentures, Section 902)

  The Holders of 66 2/3% in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive provisions of the applicable Indenture. (Indentures, Section 1012) The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the applicable Indenture with respect to that series except a default in the payment of the principal of (or premium, if any) or any interest on any Debt Security of that series or in respect of a provision which under such Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected. (Indentures, Section 513)

  The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Debt Securities issued thereunder without the written consent of each holder of Senior Indebtedness (as defined therein) then outstanding that would be adversely affected thereby. (Subordinated Debt Indenture, Section 8.06)

DEFEASANCE OF OFFERED DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

  Defeasance and Discharge. Each Indenture provides that the Board of Directors of the Company may provide by resolution that the Company will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations (as defined), which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of such Indenture and such Debt Securities. Such discharge may only occur if (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to Holders of the Debt Securities of such series; and such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if the provision would cause said Debt Securities to be de-listed as a result thereof (Indentures, Section 403), and (ii) in the case of the Subordinated Debt Indenture (a) no event or condition shall exist that would prevent the Company from making payments of principal of (and premium, if any) and interest on the Debt Securities issued pursuant to the Subordinated Debt Indenture at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) the Company delivers to the Debt Securities Trustee for the Subordinated Debt Indenture an opinion of counsel to the effect that (1) the trust funds will not be subject to any rights of holders of Senior Indebtedness (as defined for purposes of the Subordinated Debt Indenture) and
(2) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then the relevant Debt Securities Trustee and the holders of such Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

  Defeasance of Certain Covenants. The Senior Debt Indenture provides that the Board of Directors of the Company may by resolution provide that the terms of any series of Debt Securities may provide the Company with the option to omit to comply with certain restrictive covenants described in Sections 1007 through 1009 of the Indentures. The Company, in order to exercise such option, will be required to deposit with the Trustee money and/or U.S. Government Obligations (as defined) which through the payment of interest and principal thereof in accordance with their terms will provide money in an amount sufficient to pay principal (and premium, if any) and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of such Indenture and such Debt Securities. The Company will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for Federal income tax purposes. (Indentures, Section 1010)

  Defeasance and Events of Default. In the event the Company exercises its option to omit compliance with certain covenants of an Indenture with respect to any series of Debt Securities and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, the Company shall remain liable for such payments.

  The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

CONCERNING THE TRUSTEE

  The Chase Manhattan Bank (formerly known as Chemical Bank) ("Chase") is the Trustee under the Indentures and is also the trustee under prior indentures between the Company and Chase. Chase maintains normal banking relations with the Company, including participating in and acting as Agent for a credit agreement for the Company and Dillard Investment Co., Inc., a wholly owned subsidiary of the Company ("DIC"). Chase also is the trustee under indentures between DIC and Chase.

GOVERNING LAW

  The Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF CAPITAL STOCK

  The following description of the Company's capital stock is qualified in its entirety by the provisions of the Company's Restated Certificate of Incorporation, as amended, which is an exhibit to the registration statement of which this Prospectus is a part.

GENERAL

  The authorized capital stock of the Company consists of 5,000 shares of 5% Cumulative Preferred Stock (the "5% Preferred Stock"), par value $100 per share; 289,000,000 shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"); 11,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"); and 10,000,000 shares of Additional Preferred Stock, par value $.01 per share (the "Additional Preferred Stock"). At July 14, 1998, 4,400 shares of the authorized 5% Preferred Stock were issued and outstanding, 102,797,508 shares of the authorized Class A Common Stock were issued and outstanding, 4,016,929 shares of the Class B Common Stock were issued and outstanding, and no shares of Additional Preferred Stock were issued and outstanding.

VOTING RIGHTS

  The holders of the Class A and the Class B Common Stock have the right to one vote per share upon all matters which may come before stockholders' meetings, except that the holders of Class A Common Stock are empowered as a class to elect one-third of the members of the Board of Directors and the holders of Class B Common Stock are empowered as a class to elect two-thirds of the members of the Board of Directors. The entire Board of Directors is elected annually.

  The affirmative vote of the holders of four-fifths of both the Class A and Class B Common Stock considered as one class is required (i) for the adoption of any agreement for the merger or consolidation of the Company with or into any other corporation, (ii) to authorize the sale, lease or exchange of all or substantially all of the assets of the Company, or any sale, lease or exchange of assets to the Company or any subsidiary of the Company in exchange for securities of the Company, or (iii) to authorize the dissolution or liquidation of the Company. Such vote, however, is not required (i) if the Board of Directors shall have approved a memorandum of understanding with respect to such transaction, or (ii) in the event of a merger or consolidation of the Company with, or any sale, lease or exchange to the Company or any subsidiary of any of the assets of, any corporation of which a majority of the outstanding voting securities is owned of record or beneficially by the Company and its subsidiaries.

  Since holders of Class A and Class B Common Stock do not have cumulative voting rights, holders of more than 50% of the Class A Common Stock voting for the election of Directors can elect one-third of the Board of Directors and the holders of more than 50% of the Class B Common Stock voting for the election of Directors can elect two-thirds of the Board of Directors. In such event, holders of the remaining shares voting for the election of the Directors will be unable to elect Directors. W.D. Company, Inc. ("W.D. Company") owns 99.2% of the Company's Class B Common Stock and can therefore elect two-thirds of the Company's Board of Directors. William Dillard, Chairman of the Board of Directors of the Company, William Dillard II, Chief Executive Officer, Alex Dillard, President, and Mike Dillard, Executive Vice President, are directors and officers of W.D. Company and own 21.3%, 25.1%, 23.3% and 22.0%, respectively, of the outstanding voting stock of W.D. Company.

  The holders of the 5% Preferred Stock have no voting rights, except as provided by Section 242 of the Delaware General Corporation Law, which states that the holders of the outstanding shares of any class of capital stock shall be entitled to vote as a class upon any proposed amendment to the certificate of incorporation, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class (subject to certain conditions), increase or decrease the par value of the shares of such class, or alter or change the powers, preferences, or special rights of the shares of such class so as to affect them adversely.

  The Company's Restated Certificate of Incorporation, as amended, authorizes the Board of Directors to fix by resolution the designations, preferences, and relative rights, qualifications and limitations, of shares of Additional Preferred Stock, including, among other things, (a) the number of shares and the distinctive designation of each series, if any, and whether the shares of any series would rank prior to, junior to, or on a parity with, the shares of another series; (b) the dividend rate, conditions and preferences over the Company's Common Stock, if any, and the date on which any dividends would be declared and paid; (c) whether, and to what extent, the holders would have voting rights in addition to those prescribed by statute; (d) whether, and upon what terms, the shares would be convertible into or exchangeable for other securities; (e) whether, and upon what terms, the shares would be redeemable; (f) whether or not a sinking fund would be provided for the redemption of the securities, and, if so, the terms and conditions thereof; and (g) preference, if any, to which the class or series thereof would be entitled in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company.

CONVERSION AND PRE-EMPTIVE RIGHTS

  Shares of Class B Common Stock are convertible at any time at the option of any holder thereof into shares of Class A Common Stock at the rate of one share of Class B Common Stock for one share of Class A Common Stock. Under Delaware law and the Company's Restated Certificate of Incorporation, no holder of capital stock has preemptive rights.

DIVIDENDS

  Holders of 5% Preferred Stock are entitled to receive dividends at the rate of 5% per annum, payable February 1 and August 1 of each year, before any dividends may be paid on Class A and Class B Common Stock. Dividends on the 5% Preferred Stock shall be cumulative from year to year if not paid and all accrued and unpaid dividends must be paid on the 5% Preferred Stock before any dividends may be paid upon the Common Stock in any year. Holders of Class A and Class B Common Stock are entitled to receive equally, share for share, any dividends which may be declared upon Common Stock. No dividend may be declared on Common Stock of either class unless a similar dividend is declared on Common Stock of the other class. However, in the case of dividends in stock of the Company or stock splits, holders of each class of Common Stock are entitled to receive only shares of the same class.

LIQUIDATION AND REDEMPTION RIGHTS

  Upon final liquidation of the Company, holders of 5% Preferred Stock are entitled to receive $100 per share plus accrued dividends before any distribution to holders of Common Stock, and holders of Common Stock are entitled to share equally, share for share, in the distribution of the remaining assets of the Company. The Company may redeem all or any part of the 5% Preferred Stock at par value plus accrued dividends at any time. The Common Stock is not subject to redemption.

OTHER

  All outstanding shares of the Company's capital stock are fully paid and nonassessable.

  The transfer agent and registrar for the Class A Common Stock is ChaseMellon, Ridgefield Park, New Jersey.

                       DESCRIPTION OF CAPITAL SECURITIES

  Each Issuer Trust will issue only one series of Capital Securities and one series of Common Securities. The Trust Agreement for each Issuer Trust will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Capital Securities will have such terms and will be subject to such conditions as shall be set forth in the Trust Agreement or made a part thereof by the Trust Indenture Act. This summary of certain provisions of the Capital Securities and each Trust Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms. Wherever particular defined terms of a Trust Agreement are referred to herein, such defined terms are incorporated herein by reference. A copy of the form of the Trust Agreement is available upon request from the Issuer Trustees.

GENERAL

  The Capital Securities will represent preferred undivided beneficial interests in the assets of the applicable Issuer Trust. The only assets of an Issuer Trust, and its only source of its revenues, will be the Debt Securities purchased by such Issuer Trust with the proceeds from the issuance of its Trust Securities. Accordingly, Distributions and other payment dates for such Trust Securities will correspond with the interest and other payment dates for such Debt Securities. See "Description of Debt Securities" in this Prospectus and in the applicable Prospectus Supplement for a description of such Debt Securities. If the Company does not make payments on such Debt Securities in accordance with their terms, such Issuer Trust will not have funds available to pay Distributions or other amounts payable on the Trust Securities issued by such Issuer Trust in accordance with their terms. The Capital Securities issued by an Issuer Trust will rank pari passu, and payments thereon will be made thereon pro rata, with the Common Securities issued by such Issuer Trust except as described below under "--Subordination of Common Securities" and in the applicable Prospectus Supplement. Capital Securities will be fully and unconditionally guaranteed by the Company, to the extent described herein under "Description of Guarantees" and in the applicable Prospectus Supplement.

  Reference is made to the applicable Prospectus Supplement for the following terms of and information relating to the Capital Securities offered hereby and thereby (to the extent such terms are applicable to such Capital Securities):
(i) the specific designation, stated amount per Capital Security (the "Liquidation Amount"), number to be issued by the applicable Issuer Trust and purchase price; (ii) the currency or units based on or relating to currencies in which Distributions and other payments thereon will or may be payable;
(iii) the Distribution rate or rates (or the method by which such rate or rates will be determined), if any; (iv) the date or dates on which any such Distributions will be payable; (v) any provisions relating to deferral of Distribution payments; (vi) the place or places where Distributions and other amounts payable on such Capital Securities will be payable; (vii) any repayment, redemption, prepayment or sinking fund provisions; (viii) the voting rights, if any, of holders of such Capital Securities; (ix) the terms and conditions, if any, upon which the assets of such Issuer Trust may be distributed to holders of such Capital Securities; (x) any applicable United States federal income tax consequences; and (xi) any other specific terms of such Capital Securities.

DISTRIBUTIONS

  Distributions on the Capital Securities will be cumulative. Distributions will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months and the actual days elapsed in a partial month in such period, unless otherwise specified in the applicable Prospectus Supplement. Distributions payable for each full Distribution period will be computed by dividing the rate per annum by four, unless otherwise specified in the applicable Prospectus Supplement.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and other amounts payable under the Capital Securities and Common Securities issued by an Issuer Trust shall be made pro rata based on the Liquidation Amount of such Capital Securities and Common Securities. However, unless otherwise provided in the applicable Prospectus Supplement, if on any date on which Distributions or other amounts are payable with respect to such Capital Securities and Common Securities, an "Event of Default" with respect to the Debt Securities owned by such Issuer Trust (a "Debenture Event of Default") has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of such Debt Securities when due, no payment of any Distribution on or other amounts payable under such Common Securities shall be made unless payment in full in cash of all accumulated amounts then due and payable with respect to all of such Issuer Trust's outstanding Capital Securities shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, and all other amounts with respect to, Capital Securities then due and payable.

  In the case of any Capital Securities Event of Default (as defined below) resulting from a Debenture Event of Default, the holders of the applicable Issuer Trust's Common Securities will be deemed to have waived any right to act with respect to any such Capital Securities Event of Default under the applicable Trust Agreement until the effects of such Debenture Event of Default with respect to such Capital Securities have been cured, waived or otherwise eliminated. See "--Capital Securities Events of Default; Notice" and "Description of Debt Securities--Events of Default." Until all such Capital Securities Events of Default have been so cured, waived or otherwise eliminated, the Property Trustee will act solely on behalf of the holders of the Capital Securities and not on behalf of the holders of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

  The amount payable on Capital Securities in the event of any liquidation of an Issuer Trust will be the stated amount per Capital Security or such other amount as specified in the applicable Prospectus Supplement plus accumulated and unpaid Distributions, which, if specified in the applicable Prospectus Supplement, may be in the form of a distribution of the Debt Securities owned by such Issuer Trust.

  The holders of all the outstanding Common Securities of an Issuer Trust will have the right at any time to dissolve such Issuer Trust and, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, cause the Debt Securities owned by such Issuer Trust to be distributed to the holders of the Capital Securities and Common Securities in liquidation of such Issuer Trust as described in the applicable Prospectus Supplement. Other terms for the dissolution of an Issuer Trust and the distribution or liquidation of its assets to holders of Trust Securities will be set forth in the applicable Prospectus Supplement.

CAPITAL SECURITIES EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under a Trust Agreement (a "Capital Securities Event of Default") with respect to the Capital Securities issued pursuant thereto (whatever the reason for such Capital Securities Event of Default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of an Event of Default with respect to the Debt Securities in which the proceeds of the Capital Securities have been invested (a "Debenture Event of Default") (see "Description of Debt Securities--Events of Default" and the applicable Prospectus Supplement); or

    (ii) default by the applicable Issuer Trust or the Property Trustee in the payment of any Distribution on such Capital Securities when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default by an Issuer Trust or the Property Trustee in the payment of any redemption price of any Trust Security issued pursuant to such Trust Agreement when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the applicable Issuer Trustees (other than a covenant or warranty, a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to such Issuer Trustees and the Company by the holders of at least 25% in aggregate Liquidation Amount of such Capital Securities outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the applicable Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee or all or substantially all of its property if a successor Property Trustee has not been appointed within 90 days thereof.

  Within ten Business Days after the occurrence of any Capital Securities Event of Default actually known to the Property Trustee, the Property Trustee will transmit notice of such Event of Default to the holders of the applicable Trust Securities and the Administrators, unless such Capital Securities Event of Default has been cured or waived. The Company, as Depositor, and the Administrators are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing as a result of any failure by the Company to pay any amounts in respect of the Debt Securities owned by an Issuer Trust when due, the Capital Securities issued by such Issuer Trust will have a preference over the Common Securities issued by such Issuer Trust with respect to payments of any amounts in respect of such Capital Securities as described above. See "--Subordination of Common Securities."

REMOVAL OF ISSUER TRUSTEES; APPOINTMENT OF SUCCESSORS

  The holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities may remove an Issuer Trustee for cause or, if a Debenture Event of Default has occurred and is continuing, with or without cause. If an Issuer Trustee is removed by the holders of the outstanding Capital Securities, the successor may be appointed by the holders of at least 25% in Liquidation Amount of Capital Securities. If an Issuer Trustee resigns, such Issuer Trustee will appoint its successor. If an Issuer Trustee fails to appoint a successor, the holders of at least 25% in Liquidation Amount of the outstanding Capital Securities may appoint a successor. If a successor has not been appointed by the holders, any holder of Capital Securities or Common Securities or another Issuer Trustee may petition a court of competent jurisdiction to appoint a successor. Any Delaware Trustee must meet the applicable requirements of Delaware law. Any Property Trustee must be a national- or state-chartered bank, and at the time of appointment have capital and surplus of at least $50,000,000. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any entity into which an Issuer Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee is a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, will be the successor of such Issuer Trustee under each Trust Agreement, provided such entity is otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUER TRUSTS

  An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any entity, except as described below or as otherwise set forth in the applicable Trust Agreement. An Issuer Trust may, at the request of the holders of the Common Securities and with the consent of the holders of at least a majority in aggregate Liquidation Amount of its outstanding Capital Securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, so long as (i) such successor entity either (a) expressly assumes all the obligations of the Issuer Trust with respect to the Issuer Trust's Capital Securities or (b) substitutes for the Issuer Trust's Capital Securities other securities having substantially the same terms as the Issuer Trust's Capital Securities (the "Successor Securities") so long as the Successor Securities have the same priority as the Issuer Trust's Capital Securities with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) a trustee of such successor entity, possessing the same powers and duties as the Property Trustee, is appointed to hold the corresponding Debt Securities, (iii) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Issuer Trust's Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Issuer Trust's Capital Securities (including any Successor Securities) in any material respect, (v) such successor entity has a purpose substantially identical to that of the Issuer Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Issuer Trust has received an opinion from independent counsel experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Issuer Trust's Capital Securities (including any Successor Securities) in any material respect and
(b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and (vii) the Company or any permitted successor or assignee owns, directly or indirectly, all the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the related Guarantee. Notwithstanding the foregoing, an Issuer Trust may not, except with the consent of holders of 100% in aggregate Liquidation Amount of the Issuer Trust's Capital Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be taxable as a corporation for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENTS

  Except as provided below and under "--Removal of Issuer Trustees; Appointment of Successors" and "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Capital Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee, without the consent of the holders of the Capital Securities, (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, provided that any such amendment does not adversely affect in any material respect the interests of any holder of Trust Securities, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as may be necessary to ensure that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes at any time that any Trust Securities are outstanding or to ensure that the Issuer Trust will not be required to register as an "investment company" under the Investment Company Act, and any such amendments of such Trust Agreement will become effective when notice of such amendment is given to the holders of Trust Securities. Each Trust Agreement may be amended by the holders of a majority in aggregate Liquidation Amount of the Common Securities and the Property Trustee with (i) the consent of holders representing not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not cause the Issuer Trust to be taxable as a corporation for United States federal income tax purposes or affect the Issuer Trust's exemption from status as an "investment company" under the Investment Company Act, except that, without the consent of each holder of Trust Securities affected thereby, a Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Debt Securities are held by an Issuer Trust, the Property Trustee will not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debt Securities Trustee, or execute any trust or power conferred on the Property Trustee with respect to the Debt Securities, (ii) waive any past default that may be waived under Section 5.10 of such applicable Indenture, (iii) exercise any right to rescind or annul a declaration that the principal amount of such Debt Securities shall be due and payable or (iv) consent to any amendment, modification or termination of such Indenture or Debt Securities, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding Capital Securities, except that, if a consent under such Indenture would require the consent of each holder of such Debt Securities affected thereby, no such consent will be given by the Property Trustee without the prior consent of each holder of such Capital Securities. The Property Trustee may not revoke any action previously authorized or approved by a vote of the holders of such

Capital Securities except by subsequent vote of the holders of Capital Securities issued by such Issuer Trust. The Property Trustee will notify each holder of such Capital Securities of any notice of default with respect to such Debt Securities. In addition to obtaining the foregoing approvals of the holders of such Capital Securities, before taking any of the foregoing actions, the Property Trustee will obtain an opinion of counsel experienced in such matters to the effect that the Issuer Trust will not be taxable as a corporation for United States federal income tax purposes on account of such action.

  Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each registered holder of Capital Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Capital Securities will be required to redeem and cancel Capital Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Issuer Trustees or any affiliate of the Company or any Issuer Trustees, will, for purposes of such vote or consent, be treated as if they were not outstanding.

EXPENSES AND TAXES

  In connection with the Debt Securities owned by an Issuer Trust, the Company, as borrower, will agree to pay all debts and other obligations (other than with respect to the Capital Securities issued by such Issuer Trust) and all costs and expenses of such Issuer Trust (including costs and expenses relating to the organization of such Issuer Trust, the fees and expenses of the Issuer Trustees for such Issuer Trust and the costs and expenses relating to the operation of such Issuer Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such Issuer Trust might become subject. The foregoing obligations of the Company under the Debt Securities owned by an Issuer Trust are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company will irrevocably waive any right or remedy to require that any such Creditor take any action against such Issuer Trust or any other person before proceeding against the Company. The Company will also agree in the Debt Securities owned by an Issuer Trust to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

PAYMENT AND PAYING AGENCY

  The applicable Prospectus Supplement will specify the manner in which payments in respect of the Capital Securities will be made. The paying agent (the "Paying Agent") for Capital Securities will initially be the Property Trustee and any copaying agent chosen by the Property Trustee and acceptable to the Administrators. The Paying Agent will be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Administrators. If the Property Trustee is no longer the Paying Agent, the Property Trustee will appoint a successor (which must be a bank or trust company reasonably acceptable to the Administrators) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Capital Securities.

  Registration of transfers of Capital Securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their Capital Securities after such Capital Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of a Capital Securities Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Capital Securities Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  For information concerning the relationship between the Property Trustee and the Company, see "Description of Debt Securities--Concerning the Trustee."

MISCELLANEOUS

  The Administrators and the Property Trustee are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that the Issuer Trusts will not be deemed to be an "investment company" required to be registered under the Investment Company Act or taxable as a corporation for United States federal income tax purposes and so that the Debt Securities owned by the Issuer Trusts will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Property Trustee and the holders of Common Securities are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each Trust Agreement, that the Property Trustee and the holders of Common Securities determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Capital Securities.

  Holders of the Capital Securities have no preemptive or similar rights.

  The Issuer Trusts may not borrow money or issue debt or mortgage or pledge any of their assets.

GOVERNING LAW

  Each Trust Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

                               GLOBAL SECURITIES

  The registered Debt Securities and Capital Securities of any series may be issued in the form of one or more fully registered global Securities (a "Registered Global Security") that will be deposited with a depository (a "Depository") or with a nominee for a Depository identified in the Prospectus Supplement relating to such series and registered in the name of such Depository or nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of outstanding registered Securities of the series to be represented by such Registered Global Securities. Unless and until it is exchanged in whole for Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depository for such Registered Global Security to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository or by such Depository or any such nominee to a successor of such Depository or a nominee of such successor.

  The specific terms of the depository arrangement with respect to any portion of a series of Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depository arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depository for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depository for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depository for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depository for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depository or such nominee, as the case may be, will be considered the sole owner or holder of the Securities represented by such Registered Global Security for all purposes under the applicable Indenture or Trust Agreement. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture or Trust Agreement. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depository for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture or Trust Agreement. The Company understands that under existing industry practices, if it requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the applicable Indenture or Trust Agreement, the Depository for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Principal, premium, if any, and interest payments on Debt Securities, and any payments to holders with respect to Capital Securities, represented by a Registered Global Security registered in the name of a Depository or its nominee will be made to such Depository or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Debt Securities Trustees, the Issuer Trustees or any other agent of the Company, agent of the applicable Issuer Trust or agent of any such Trustees, as the case may be, will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company and the Issuer Trusts expect that the Depository for any Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities to holders in respect of such Registered Global Security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depository. The Company and the Issuer Trusts also expect that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such participants.

  If the Depository for any Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depository or ceases to be a clearing agency registered under the Exchange Act, and a successor Depository registered as a clearing agency under the Exchange Act is not appointed by the Company or the applicable Issuer Trust, as the case may be, within 90 days, the Company or the applicable Issuer Trust, as the case may be, will issue such Securities in definitive form in exchange for such Registered Global Security. In addition, the Company or the applicable Issuer Trust, as the case may be, may at any time and in its sole discretion determine not to have any of the Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Securities. Any Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depository shall instruct the relevant Trustee or other relevant agent of the Company, the applicable Issuer Trust or such Trustee. It is expected that such instructions will be based upon directions received by the Depository from participants with respect to ownership of beneficial interests in such Registered Global Security.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Company concurrently with the issuance by each Issuer Trust of its Capital Securities for the benefit of the holders from time to time of such Capital Securities. This summary of certain provisions of the Guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of each Guarantee, including the definitions therein of certain terms. A copy of the form of the Guarantee is available upon request from the Guarantee Trustee. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer Trust's Capital Securities.

GENERAL

  Pursuant to a Guarantee, the Company will irrevocably and unconditionally agree to pay in full, to the extent set forth therein, the Guarantee Payments (as defined below) to the holders of the Capital Securities covered by such Guarantee, as and when due, regardless of any defense, right of setoff or counterclaim that the Issuer Trust that issued such Capital Securities may have or assert other than the defense of payment. The following payments with respect to Capital Securities, to the extent not paid by or on behalf of the Issuer Trust that issued such Capital Securities (the "Guarantee Payments"), will be subject to the Guarantee thereon: (i) any accumulated and unpaid Distributions required to be paid on such Capital Securities, to the extent that such Issuer Trust has funds on hand available therefor at such time, if any, (ii) the redemption price with respect to any Capital Securities called for redemption, including all accumulated and unpaid Distributions thereon (the "Redemption Price"), to the extent that such Issuer Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, windingup or liquidation of such Issuer Trust (unless the Debt Securities owned by such Issuer Trust are distributed to holders of such Capital Securities in accordance with the terms thereof), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, and (b) the amount of assets of such Issuer Trust remaining available for distribution to holders of Capital Securities on liquidation of such Issuer Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Capital Securities or by causing the applicable Issuer Trust to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee of the related Issuer Trust's obligations under the Capital Securities covered thereby, but will apply only to the extent that such Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Company does not make payments on the Debt Securities owned by an Issuer Trust, such Issuer Trust will not be able to pay any amounts payable in respect of its Capital Securities and will not have funds legally available therefor and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Each Guarantee will have the same ranking as the Debt Securities owned by the Issuer Trust that issues the Capital Securities covered thereby. See "--Status of the Guarantees." No Guarantee will limit the incurrence or issuance of other secured or unsecured debt of the Company.

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Company and will rank pari passu in right of payment with the Debt Securities owned by the Issuer Trust that issues the Capital Securities covered thereby.

  Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the related Capital Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer Trust or, if applicable, distribution to the holders of the Capital Securities of the Debt Securities owned by such Issuer Trust.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the Capital Securities issued by an Issuer Trust (in which case no vote will be required), the Guarantee that covers such Capital Securities may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such Capital Securities outstanding. The manner of obtaining any such approval will be as set forth under "Description of the Capital Securities--Voting Rights; Amendment of Trust Agreements" and in the applicable Prospectus Supplement. All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the covered Capital Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Company to perform any of its payment obligations thereunder, or to perform any nonpayment obligation if such nonpayment default remains unremedied for 30 days. The holders of not less than a majority in aggregate Liquidation Amount of the outstanding Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any registered holder of Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee thereon without first instituting a legal proceeding against the Issuer Trust, the Guarantee Trustee or any other person or entity.

  The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantees.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in the performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after the occurrence of an event of default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of the Capital Securities covered thereby unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

  For information concerning the relationship between the Guarantee Trustee and the Company, see "Description of Debt Securities--Concerning the Trustee."

TERMINATION OF THE GUARANTEE

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Capital Securities covered thereby, upon full payment of the amounts payable with respect to such Capital Securities upon liquidation of the related Issuer Trust or upon distribution of the Debt Securities owned by such Issuer Trust to the holders of such Capital Securities. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of such Capital Securities must repay any sums with respect to such Capital Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                             PLAN OF DISTRIBUTION

  The Company may sell Debt Securities and Equity Securities and an Issuer Trust may sell the Capital Securities being offered hereby in three ways: (i) through agents, (ii) through underwriters and (iii) through dealers.

  Offers to purchase Securities may be solicited by agents designated by the Company and/or an Issuer Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement, on a firm commitment basis.

  If any underwriters are utilized in the sale of the Securities in respect of which this Prospectus is delivered, the Company and/or an Issuer Trust, as the case may be, will enter into an underwriting agreement with such underwriters at the time of the sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public.

  If a dealer is utilized in the sale of the Securities in respect of which the Prospectus is delivered, the Company and/or an Issuer Trust, as the case may be, will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale.

  In order to facilitate the offering of the Securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Securities or any other securities the prices of which may be used to determine payments on such Securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the Securities for their own accounts. In addition, to cover overallotments or to stabilize the price of the Securities or of any such other securities, the underwriters may bid for, and purchase, the Securities or any such other securities in the open market. Finally, in any offering of the Securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Securities in the offering if the syndicate repurchases previously distributed Securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

  If so indicated in the Prospectus Supplement, the Company and/or an Issuer Trust, as the case may be, will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

  Any underwriter, agent or dealer utilized in the initial offering of Securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

                            VALIDITY OF SECURITIES

  The validity of the Capital Securities will be passed on for the Issuer Trusts by Richards, Layton & Finger, P.A. The validity of the Equity Securities, the Debt Securities and the Guarantees will be passed upon for the Company by Friday, Eldredge & Clark, Little Rock, Arkansas. Certain legal matters relating to the Securities will be passed upon for the Underwriters by Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017. William H. Sutton and Paul B. Benham III, partners in Friday, Eldredge & Clark, beneficially own 4,000 and 2,000 shares, respectively, of the Company's Class A Common Stock either directly or indirectly through segregated accounts in a retirement plan maintained by the law firm. Additionally, Mr. Sutton is a director of the Company. Simpson Thacher & Bartlett from time to time acts as counsel in various matters for the Company.

                                    EXPERTS

  The consolidated financial statements incorporated by reference in this prospectus and the related financial statement schedules incorporated by reference in this registration statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports incorporated by reference in this registration statement (which express an unqualified opinion and include an explanatory paragraph relating to a change in accounting for the impairment of long-lived assets and for long-lived assets to be disposed
of), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements of Mercantile Stores Company, Inc. which are incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.